Use these links to rapidly review the document
Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AVALONBAY COMMUNITIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Fellow Stockholders:

I welcome you to join me and the entire Board of Directors at our 2016 Annual Meeting of Stockholders, which will be held on May 19, 2016, at our offices in Arlington, Virginia.

At this year's meeting we will vote on the election of nine directors and the ratification of Ernst & Young as the Company's independent auditor. We will also conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers.

Your vote is important. Whether or not you plan to attend the meeting, we want your shares to be represented. Please vote your shares as soon as possible electronically through the Internet, by telephone, or by completing, signing and returning the proxy card enclosed with the Proxy Statement. More detailed instructions on how to vote are provided on page four of the Proxy Statement.

To attend the meeting a government-issued photo identification is required and we encourage you to register in advance for admission to the meeting. To register in advance, please follow the instructions on page three of the Proxy Statement.

Our Board of Directors values your participation as a stockholder and appreciates your continued support of AvalonBay.

April 8, 2016	Sincerely,

Timothy J. Naughton Chairman of the Board and Chief Executive Officer

AvalonBay Communities, Inc.
Ballston Tower, 671 N. Glebe Road, Suite 800
Arlington, VA 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), will be held on Thursday, May 19, 2016, at 8:00 a.m., local time, at the offices of the Company, Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203, for the following purposes:

1.
To elect the following nine directors to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are elected and qualify: Glyn F. Aeppel, Terry S. Brown, Alan B. Buckelew, Ronald L. Havner, Jr., Timothy J. Naughton, Lance R. Primis, Peter S. Rummell, H. Jay Sarles, and W. Edward Walter.

2.
To consider and vote upon ratification of the selection of Ernst & Young LLP by the Audit Committee of the Company's Board of Directors to serve as the Company's independent auditors for 2016.

3.
To consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of certain executives of the Company as more fully described in the accompanying proxy statement.

4.
To transact such other business as may be properly brought before the Annual Meeting and at any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 7, 2016, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. Only holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), at that time will be entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

We request that you authorize a proxy to vote your shares by completing and signing the enclosed proxy card, which is being solicited by the Board of Directors, and by mailing it promptly in the enclosed postage-prepaid envelope. You may also authorize a proxy to vote your shares by telephone or over the Internet by following the instructions on your proxy card. Any proxy delivered by a holder of Common Stock may be revoked by delivering written notice to the Company stating that the proxy is revoked or by delivery of a properly executed, later dated proxy. Holders of record of Common Stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or authorized a proxy by telephone or over the Internet, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously delivered proxy.

If you plan to attend the meeting, we encourage you to register in advance for admission to the meeting. To register, please follow the instructions set forth on page 3 of the accompanying proxy statement. All meeting attendees must present government-issued photo identification, such as a driver's license or passport, at the meeting.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our 2015 Annual Report to Stockholders accompany this Notice.

By Order of the Board of Directors

Edward M. Schulman
 Secretary

Arlington, Virginia
April 8, 2016

Proxy Statement Table of Contents

Proxy Summary

This summary highlights certain information about AvalonBay Communities, Inc., a Maryland corporation (the "Company"), and its Annual Meeting of Stockholders and summarizes information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company's 2015 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's 2015 Annual Report to Stockholders, both of which are being sent to stockholders with this Proxy Statement. This proxy statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about April 8, 2016.

2016 Annual Meeting of Stockholders Information

Date and Time:	Thursday, May 19, 2016, at 8:00 a.m. local time
Place:	The offices of the Company, Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203
Record Date:	March 7, 2016

Meeting Agenda and Voting Matters

Proposal	Board's Voting Recommendation	Page References

1. Election of Directors	FOR EACH NOMINEE	6 – 9
2. Ratification of Selection of Independent Auditors	FOR	10
3. Non-Binding, Advisory Vote to Approve Executive Compensation	FOR	10 – 11

Election of Directors (Proposal 1)

The Board of Directors recommends a vote FOR each director nominee.

Name	Age	Director Since	Independent	Committees*

Timothy J. Naughton	54	2005		IFC
Glyn F. Aeppel	57	2013	X	AC, IFC (Chair)
Terry S. Brown	54	2015	X	AC, IFC
Alan B. Buckelew	67	2011	X	AC (Chair), IFC
Ronald L. Havner, Jr.	58	2014	X	AC, IFC
Lance R. Primis	69	1998	X	CC, NCG (Chair)
Peter S. Rummell	70	2007	X	IFC, NCG
H. Jay Sarles**	70	2005	X	CC, NCG
W. Edward Walter	60	2008	X	CC, IFC

* IFC = Investment and Finance Committee, AC = Audit Committee, CC = Compensation Committee, NCG = Nominating and Corporate Governance Committee

** Lead Independent Director

Immediately following the Annual Meeting, the Board expects that Mr. Sarles will be appointed Chair of the NCG in addition to his role as Lead Independent Director and member of the Compensation Committee.

Ratification of Selection of Auditors (Proposal 2)

The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young by the Audit Committee of the Company's Board of Directors to serve as the Company's independent auditors for 2016.

Advisory Vote to Approve Executive Compensation (Proposal 3)

The Board of Directors recommends a vote FOR the resolution to approve, on a non-binding, advisory basis, the compensation paid to the Company's Chief Executive Officer and other officers named in the Summary Compensation Table on Page 43 (the "Named Executive Officers").

Corporate Governance Best Practices

✓
All directors are independent other than the CEO

✓
Annual election of all directors and majority voting in uncontested elections

✓
Policy on recoupment of incentive compensation (clawback policy)

✓
Lead Independent Director

✓
Director and executive officer stock ownership guidelines

✓
Director and executive officer prohibition against hedging, pledging or borrowing against Company stock

✓
Policy regarding stockholder approval of future severance agreements

✓
Executive sessions of independent directors at each regularly scheduled Board meeting

✓
Regular succession planning, including guidelines on director and committee chairman tenure

✓
No former employees serve as directors

✓
No employment agreements with officers

✓
Proxy access adopted in Bylaws

✓
No shareholder rights plan ("poison pill") and policy regarding adoption of future plans

✓
Double trigger equity compensation vesting in the event of a change in control

✓
Policy on political contributions and government relations

✓
Board education policy

✓
Published comprehensive sustainability and corporate social responsibility report

✓
Annual advisory vote to approve executive compensation

✓
Annual advisory vote to ratify independent auditor

I. Some Questions You May Have Regarding This Proxy Statement
Q.
Why am I receiving these materials?

A.
The accompanying proxy is solicited on behalf of the Board of Directors of the Company. We are providing these proxy materials to you in connection with our 2016 Annual Meeting of Stockholders to be held on Thursday, May 19, 2016, at 8:00 a.m., local time, at the offices of the Company, Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, and any postponements or adjournments thereof (the "Annual Meeting" or the "2016 Annual Meeting"). As a Company stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement. Directions on how to attend the Annual Meeting in person are available on the Company's Internet website at www.avalonbay.com.

Q.
How can I access the proxy materials electronically?

A.
This proxy statement, our 2015 Annual Report to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2015 are available online at www.proxyvote.com. Instead of receiving copies of our future annual reports, proxy statements, and proxy cards by mail, stockholders can elect to receive an email that will provide electronic links to our proxy materials and an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of printing and mailing documents to you and help conserve natural resources. You may sign up for electronic delivery by visiting www.proxyvote.com. If you elect to receive these materials by electronic delivery, you may change your election at any time.

Q.
Who may vote at the Annual Meeting?

A.
You may vote all the shares of our common stock, par value $0.01 per share ("Common Stock"), that you owned at the close of business on March 7, 2016, the record date for determining stockholders entitled to receive notice of, and to vote on, these matters (the "Record Date"). On the Record Date, the Company had 137,162,449 shares of Common Stock outstanding and entitled to vote at the meeting. You may cast one vote for each share of Common Stock held by you on all matters.

Q.
How do I obtain admission to the Annual Meeting?

A.
If you plan to attend the Annual Meeting, we encourage you to register in advance. All meeting attendees must present government-issued photo identification, such as a driver's license or passport, at the meeting. In addition, if you are authorized to represent a corporate or institutional stockholder, you must also present written evidence you are the authorized representative of such stockholder. Please submit your request to register on or before Friday, May 13, 2016, by mailing or faxing a request to the Company's Corporate Secretary at 671 N. Glebe Road, Suite 800, Arlington, VA 22203, facsimile: 703-329-4830 or sending an email to 2016AnnualMeeting@AvalonBay.com. Please include the following information: (a) your name and mailing address, (b) whether you need special assistance at the meeting, (c) if your shares are held for you in the name of your broker, bank or other nominee, evidence of your stock ownership (such as a current letter from your broker or a photocopy of a current brokerage or other account statement) as of March 7, 2016. The meeting facilities will open at 7:30 a.m., local time, to facilitate your registration and security clearance. For your security you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular phones, audio (tape or digital) recorders, video and still cameras, pagers, laptops and other portable electronic devices as well as pets may not be permitted into the meeting. Thank you in advance for your patience and cooperation with these rules.

Q.
What constitutes a quorum at the Annual Meeting?

A.
The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A "broker non-vote" refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.

Note that under New York Stock Exchange ("NYSE") rules, if you hold shares through a bank, broker or other institution and you do not provide your voting instructions to them at least 10 days before the Annual Meeting, that firm has the discretion to vote your shares on proposals that the NYSE has determined are routine, such as the ratification of the appointment of the independent public accounting firm. A bank, broker or institution that holds your shares cannot vote your shares on non-routine matters at the Annual Meeting, such as the election of directors, approval of compensation-related matters, or a proposal submitted by a stockholder, without your voting instructions.

Q.
What proposals will be voted on at the Annual Meeting?

A.
At the Annual Meeting, stockholders will be asked to: (1) elect nine directors of the Company, (2) consider and vote upon ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 2016, (3) consider and vote upon a resolution to approve, on a non-binding, advisory basis, the Company's named executive officer compensation and (4) transact such other business as may be properly brought before the Annual Meeting, in each case as specified in the Notice of Annual meeting and more fully described in this proxy statement.

Q.
How do I vote?

A.
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in "street name"), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

By Internet—If you have Internet access, you may authorize your proxy from any location in the world by following the "By Internet" instructions on the proxy card or, if applicable, the Internet voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

By Telephone—If you are calling from the United States or Canada, you may authorize your proxy by following the "By Telephone" instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

By Mail—You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

For shares held directly in your name, you may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may do this by granting a new properly executed and later-dated proxy, by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, or by attending the Annual Meeting and voting in person. Attendance at the Annual

  Meeting without further action will not cause your previously granted proxy to be revoked. You may change your proxy instructions for shares you beneficially own by submitting new voting instructions to your broker or nominee in the manner and within the time periods they prescribe.

If a properly signed proxy is submitted but not marked as to a particular item, the proxy will be voted FOR the election of the nine nominees for director of the Company named in this Proxy Statement, FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 2016, and FOR the non-binding, advisory resolution to approve the Company's named executive officer compensation. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

Q.
What is householding?

A.
If you and other residents at your mailing address own shares of Common Stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report, notice of annual meeting and proxy statement. This procedure is known as "householding" and is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send one copy of our annual report, notice of annual meeting and proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report, notice of annual meeting and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request to the Corporate Secretary at the address below, call us with your request at 703-329-6300 or visit the "Investor relations" section of our website at www.avalonbay.com.

The Company's 2015 Annual Report to Stockholders and a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission ("SEC"), are being mailed to stockholders concurrently with this Proxy Statement. The Annual Report to Stockholders and Form 10-K, however, are not part of the proxy solicitation materials. A copy of any or all exhibits to the Company's Annual Report on Form 10-K, and a copy of the Company's Code of Business Conduct and Ethics, may be obtained free of charge by writing to the Company at its principal executive offices at the following address: AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203, Attention: Corporate Secretary or by accessing the "Investor relations" section of the Company's website (www.avalonbay.com).

II. PROPOSALS

Proposal 1: Election of Directors

The Board of Directors currently consists of ten members. As previously announced, John J. Healy, Jr., a current director, has decided not to stand for re-election. The Board of Directors has nominated for election the other nine current directors, and has reduced the size of the Board to nine to eliminate the resulting vacancy, effective immediately following the Annual Meeting. Accordingly, nine nominees will stand for election at the Annual Meeting and if elected will serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualify. The following individuals have been nominated by the Board of Directors to serve as directors: Glyn F.

Aeppel, Terry S. Brown, Alan B. Buckelew, Ronald L. Havner, Jr., Timothy J. Naughton, Lance R. Primis, Peter S. Rummell, H. Jay Sarles, and W. Edward Walter (each, a "Nominee" and, collectively, the "Nominees"). The Board of Directors anticipates that each of the Nominees, if elected, will serve as a director. However, if any person nominated by the Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as the Board of Directors may recommend. You may not vote for more than nine directors at the Annual Meeting.

Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for all of the Nominees unless contrary instructions are set forth on the enclosed proxy card. Under the Company's Bylaws, the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to each Nominee is required to elect such Nominee. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

The Board of Directors unanimously recommends a vote FOR all of the Nominees.

Information Regarding Nominees

The following biographical descriptions set forth information with respect to the Nominees, based on information furnished to the Company by each Nominee, and include the specific experience, qualifications, attributes and skills that led to the

Board'sconclusion that each should serve as a director in light of the Company's business and structure. There is no family relationship between any Nominee or executive officer of the Company.

Employee Director Nominee

Timothy J. Naughton

Mr. Naughton, 54, is the Company's Chairman of the Board, Chief Executive Officer and President and has been a director of the Company since September 2005. He has served as Chairman of the Board since May 2013, as Chief Executive Officer since January 2012, and as President since February 2005. Previously, Mr. Naughton's prior roles included serving as the Company's Chief

Operating Officer, Chief Investment Officer, and Regional Vice President—Development and Acquisitions. Mr. Naughton has been with the Company and its predecessors since 1989. Mr. Naughton has served as a director of Welltower Inc., a publicly traded investor in healthcare real estate, since December 2013, serves as an officer (First Vice Chair) of the

National Association of Real Estate Investment Trusts ("NAREIT"), is a member of The Real Estate Round Table, is a member and past chairman of the Multifamily Council of the Urban Land Institute ("ULI"), and is a member of the Real Estate Forum. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa. The Board has concluded that Mr. Naughton should serve as a director based on his history with and knowledge of the Company, his performance and achievements as Chairman of the Board, President and Chief Executive Officer of the Company, and his strong background in the real estate business, including years of experience in both property investment and development.

Non-Employee Director Nominees

Glyn F. Aeppel

Ms. Aeppel, 57, has been a director of the Company since May 2013, and has more than 30 years of experience in property acquisitions, development and financing. Ms. Aeppel established a hotel investment and advisory company, Glencove Capital, in June 2010 and serves as its President and Chief Executive Officer. From October 2008 to May 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of luxury hotels. From April 2006 to October 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and as a member of its Executive Committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. Ms. Aeppel has been nominated for election to the board of Simon Property Group, Inc., a publicly traded retail real estate company, at its annual meeting of stockholers in May 2016. Ms. Aeppel also serves on the board of Exclusive Resorts, a private luxury resort and vacation rental home company. The Board has concluded that Ms. Aeppel should serve as a director based on her broad background and long experience in property acquisitions, branding, development and financing.

Terry S. Brown

Mr. Brown, 54, has been a director of the Company since January 1, 2015, and is the Chairman and Chief Executive Officer of Asana Partners, a private real estate investment company, which he helped found in 2015. Prior to that he was Chairman and Chief Executive Officer of EDENS, one of the country's leading private owners, operators and developers of real estate. Mr. Brown joined EDENS as its CEO in 2002. Before joining Edens he was Chief Executive Officer of Andersen Corporate Finance LLC (NASD

broker-dealer subsidiary of Arthur Andersen LLP) where he was responsible for strategy and investment banking activities on a global basis across the real estate, manufacturing, technology, services and energy industries. The Board has concluded that Mr. Brown should serve as a director based on his significant experience in a sector of the real estate industry that is complementary to the Company's multifamily platform.

Alan B. Buckelew

Mr. Buckelew, 67, has been a director of the Company since September 2011. He has been the Chief Operations Officer of Carnival Corporation, a publicly traded cruise line holding company, since December 2013. Prior to that he was President of Princess Cruises, Inc. from 2004 to 2013, overseeing the brand and operations of Princess Cruises.

Mr. Buckelew also served as Chief Operating Officer for Cunard Line from 2004 to 2007. Prior to these roles, Mr. Buckelew served from 2000 to 2004 as Executive Vice President of Corporate

Services for Princess Cruises, with responsibility for the Company's strategic planning, marketing and yield management functions. The Board has concluded that Mr. Buckelew should serve as a director based on his significant experience as an executive in an industry that, like multifamily apartment communities, is capital intensive and consumer-driven.

Ronald L. Havner, Jr.

Mr. Havner, 58, has been a director of the Company since September 2014. Mr. Havner is the Chairman of the Board, Chief Executive Officer and President of Public Storage, a publicly traded real estate investment trust that primarily acquires, develops, owns and operates self-storage facilities. He was elected Vice Chairman and Chief Executive Officer of Public Storage in 2002 and was elected Chairman of the Board in August 2011. Mr. Havner has been Chairman of the Board of PS Business Parks, Inc., a publicly traded real estate company, since March 1998, and has served as a director of California Resources Corp., a publicly traded oil and natural gas exploration and production company, since 2014. Mr. Havner was the 2014 Chairman of the Board of Governors of NAREIT.

In considering the nomination of Mr. Havner for re-election to the Board, the Nominating and Corporate Governance Committee (the "Nominating and Governance Committee") and the full Board considered whether Mr. Havner's role at Public Storage and PS Business Parks, together with his service on the Board of California Resources Corp., would allow him to dedicate sufficient time and focus on his duties as a director of AvalonBay. The Board considered Mr. Havner's performance as a valued and reliable member of the Board and its Committees over the past year, including his attendance at 16 of 17 possible Board and Committee meetings (Mr. Havner missed one brief Investment and Finance Committee telephonic call). In accordance with the Board's standard practice, prior to joining the

Board and each year thereafter Mr. Havner reviews three years' of regularly scheduled AvalonBay Board and Committee meeting dates so that he has time to arrange his schedule to provide for availability at AvalonBay meetings.

In determining that Mr. Havner's other commitments would not prevent him from dedicating sufficient time and attention to the Company, the Board and the Nominating and Governance Committee considered the substantial overlap between his duties at Public Storage and at PS Business Parks. Public Storage owns 42% of PS Business Parks, PS Business Parks' financial records are reflected in Public Storage's financial statements under the equity method of accounting, and there are a number of contractual relationships between the two entities, including a cost sharing and administration services agreement.

The Board and the Nominating and Governance Committee also believe that Mr. Havner provides great value to the Board and is an important contributor to discussions and decision-making. Mr. Havner is a highly respected and experienced member of the real estate industry with current executive experience with a leading developer and operator. Accordingly, the Board has concluded that Mr. Havner should serve as a director based upon his business and investment expertise acquired in successfully leading an equity REIT for over a decade and his demonstrated reliability and commitment to service on the Board.

Lance R. Primis

Mr. Primis, 68, has been a director of the Company since June 1998. Since 1997, Mr. Primis has been the managing partner of Lance R. Primis & Partners, LLC, a management consulting firm with clients in the media industry. From 1969 to 1996, Mr. Primis was employed in various positions by The New York Times Company, including the positions of President and Chief Operating Officer, which he held from 1992 to 1996. Mr. Primis was the President and General Manager of The New York Times from 1988 to 1992. The Board has concluded that Mr. Primis should serve as a director based on his experience managing a public company with significant and varied operations and his performance in the role of Lead Independent Director. Mr. Primis served as the Lead Independent Director of the Company from 2003 through May 2015.

Peter S. Rummell

Mr. Rummell, 70, has been a director of the company since September 2007. He is currently a private investor and most recently served as the Chief Executive Officer of the Jack Nicklaus Companies in Palm Beach, Florida, from August 2008 through May 2009. The Jack Nicklaus Companies runs Mr. Nicklaus's worldwide golf course design and related licensing business. Prior to that, from January 1997 until his retirement in July 2008, Mr. Rummell was Chairman and CEO of The St. Joe Company, one of Florida's largest real estate operating companies and the state's largest private landowner. From 1985 until 1996,

Mr. Rummell served as President of Disney Development and then as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate, research and development activities. From 1983 until 1985, he was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell is a past chairman of the ULI. The Board has concluded that Mr. Rummell should serve as a director based on his experience in leadership positions of companies with significant real estate holdings and operations and his broad knowledge of the real estate industry.

H. Jay Sarles

Mr. Sarles, 70, has been a director of the Company since September 2005, and has served as the Lead Independent Director of the Company since May 2015 (see "Board of Directors and its Committees—Leadership Structure and Lead Independent Director"). He retired from full time business leadership positions in 2005, having most recently served as vice chairman of Bank of America Corporation. Prior to that he served as Vice Chairman and Chief Administrative Officer of Fleet Boston Financial ("Fleet") with responsibility for administrative functions, risk management, technology and operations, treasury services, corporate strategy and mergers and acquisitions. During his 37 years at Fleet, Mr. Sarles oversaw virtually all of Fleet's businesses at one time or another, including the company's wholesale banking business from 2001 to 2003. These included commercial finance, real estate finance, capital markets, global services, industry banking, middle market and large corporate lending, small business services and investment banking businesses. Mr. Sarles has served as a director of Ameriprise Financial, Inc., a publicly traded financial planning services company, since September 2005. The Board has concluded that Mr. Sarles should serve as a director based on his extensive experience as an executive officer with a variety of responsibilities at a large financial institution with varied operations.

W. Edward Walter

Mr. Walter, 60, has been a director of the Company since September 2008. He has served as President and Chief Executive Officer of Host Hotels & Resorts, Inc. ("Host"), a publicly traded premier lodging real estate company, since October 2007. From 2003 until October 2007, he served as Executive Vice President and Chief Financial Officer of Host. From 1996 until 2003, he served in various senior management positions with Host, including Chief Operating Officer. Mr. Walter has been a member of the Board of Directors of Host since October 2007. Mr. Walter is also past Chairman of the Board of Directors of the National Kidney Foundation, a Trustee of Friendship Public Charter Schools, a Director of

the Real Estate Round Table, an officer of the Federal City Council, and Chair of the American Hotel & Lodging Association's CEO Advocacy Steering Committee. In addition, he is the Robert and Lauren Steers Chair in Real Estate at the Steers Center for Global Real Estate at Georgetown University's McDonough School of Business. The Board has concluded that Mr. Walter should serve as a director based on his demonstrated business, financial and organizational experience as both the past chief financial officer and current chief executive officer of a publicly traded corporation with significant real estate investment holdings and operations.

Proposal 2: Ratification of Selection of Independent Auditors

The Board recommends that the stockholders ratify the Audit Committee's selection of Ernst & Young LLP ("Ernst & Young") as the independent auditors of the Company for fiscal year 2016. Ernst & Young was also the Company's principal independent auditors for fiscal year 2015. If the selection of Ernst & Young is not ratified, the Audit Committee anticipates that it will nevertheless engage Ernst & Young as auditors for fiscal year 2016 but will consider whether it should select a different auditor for fiscal year 2017. If the selection of Ernst & Young is ratified by the stockholders, the Audit Committee may nevertheless determine, based on changes in fees, personnel or for other reasons, to engage a firm other than Ernst & Young for the 2016 audit.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for ratification of the selection of Ernst & Young as the Company's independent auditors for fiscal year 2016 unless contrary instructions are set forth on the enclosed proxy card. A majority of the votes cast on the proposal at the Annual Meeting is required to ratify the selection of Ernst & Young. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young as the Company's independent auditors for fiscal year 2016.

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

The Compensation Discussion and Analysis beginning on page 19 of this proxy statement describes the Company's executive officer compensation program and decisions made by the Compensation Committee and the Board of Directors with respect to the 2015 compensation of our Chief Executive Officer and other officers named in the Summary Compensation Table on page 43 (the "Named Executive Officers"). As noted in the Compensation Discussion and Analysis, the Company's goals for its executive compensation program are (i) to attract, motivate and retain experienced, effective executives, (ii) to direct the performance of those executives with clearly defined goals and measures of achievement and (iii) to align the interests of management with the interests of our stockholders.

At our 2011 Annual Meeting of Stockholders, our stockholders voted on a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers (a "Say-on-Pay Vote"), among other matters. A majority of the votes cast on the frequency proposal were cast in favor of holding a Say-on-Pay Vote every year, which was consistent with the recommendation of our Board of Directors. Our Board currently intends for the Company to hold a Say-on-Pay Vote every year at least until the 2017 Annual Meeting of Stockholders, which is the next required advisory vote on the frequency of holding a Say-on-Pay Vote.

While the vote on the following resolution is advisory in nature and therefore will not bind us to take any particular action, our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program. The Board of Directors is asking stockholders to cast a non-binding, advisory vote on the following resolution:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED, on a non-binding, advisory basis, by the stockholders of the Company."

Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for adoption of the resolution approving the compensation disclosed unless contrary instructions are set forth on the enclosed proxy card. A majority of the votes cast on the proposal at the Annual Meeting is required to provide non-binding advisory approval of the compensation paid to the Company's Named Executive Officers. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

The Board of Directors unanimously recommends a vote FOR the resolution to approve, on a non-binding, advisory basis, the compensation paid to the Company's Named Executive Officers.

Other Matters

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

Regardless of the number of shares you own, your vote is very important to the Company. Please complete, sign, date and promptly return the enclosed proxy card or authorize a proxy by telephone or over the Internet to vote your shares by following the instructions on your proxy card.

III. Corporate Governance And Related Matters

Code of Ethics and Corporate Governance Guidelines

The Company has adopted a Code of Business Conduct and Ethics (the "Code"). The Code constitutes a "code of ethics," as defined by the SEC, that applies to the Company's Board of Directors as well as its Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller, and other employees of the Company. In addition, the Company has adopted Corporate Governance Guidelines. Copies of the Code and the Corporate Governance Guidelines are available on the "Investor relations" section of the Company's website (www.avalonbay.com) under "Governance Documents." To the extent required by the rules of the SEC and the NYSE, we will disclose amendments and waivers relating to these documents in the same place on our website. Additional information on corporate governance policies is included in "Compensation Policies" on page 40, including information on the following Company policies: Executive Stock Ownership Guidelines; Prohibition Against Hedging, Pledging or Borrowing against Company Stock; Severance Policy; and Policy on Recoupment of Incentive Compensation (Clawback Policy).

Board of Directors and its Committees

Board of Directors

The Board of Directors currently consists of ten directors, nine of whom are candidates for election. As previously announced, John J. Healy, Jr., a current director, has decided not to stand for re-election. The Board of Directors met five times during 2015. The Board of Directors schedules regular executive sessions at each of its meetings in which the Company's independent directors meet without management participation. During 2015, each of the directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which he or she was a member. The Board's policy is that each director attend the Company's annual meetings of stockholders at which he or she is a nominee, and all directors were in attendance at the 2015 Annual Meeting of Stockholders with the exception of Peter Rummell.

As discussed below under Nominating and Corporate Governance Committee, the Board considers a variety of factors when choosing candidates for Board appointment or nomination. While the Board values long-tenured directors who know the Company and management well, the Board also believes that it is important to assure that from time to time vacancies occur on the Board that create opportunities for new directors who may bring different or more recent experiences or expertise to the Board. Consistent with this philosophy, three new directors have joined the AvalonBay Board on or subsequent to the 2013 Annual Meeting of Stockholders: Glyn Aeppel, Ron Havner and Terry Brown.

On February 11, 2016, the Company's Board of Directors amended the Company's Corporate Governance Guidelines to incorporate new term limit expectations that reflect the Board's view of the importance of board succession planning. Specifically, the Corporate Governance Guidelines, as amended, (i) express an expectation that a director will not be re-nominated after the completion of 12 full years of service or within the several years that follow; (ii) express an expectation that the Lead Independent Director will serve in that role for approximately three to five years, and (iii) express an expectation that Committee chairs will serve for three to five years. In each case, the guideline is flexible and the exact timing for any transition will depend on the needs of the Board at the time and the timing of identification and nomination of a successor. The Board would not expect to apply this guideline to an employee director (at the present time, the only employee on the Company's Board is the CEO).

Audit Committee

The Board of Directors has established an Audit Committee. The current members of this committee are Mr. Buckelew (Chair), Ms. Aeppel and Messrs. Brown, Havner and Healy. Following the Annual Meeting, Mr. Healy will no longer serve as a director. The Board of Directors has determined that Mr. Buckelew is an "audit committee financial expert" as defined by the SEC, based on his MBA, experience as Chief Financial Officer at Princess Cruises, and the fact that the Internal Audit function of Carnival Corporation reports to him. The designation of Mr. Buckelew by the Board as an "audit committee financial expert" is not intended to be a representation that he is an expert for any purpose as a result of this designation, nor is it intended to impose on him any duties, obligations or liabilities that are greater than the duties, obligations or liabilities imposed on him as a member of the Audit Committee and the Board in the absence of this designation. The Board of Directors has determined that the members of the Audit Committee, including the audit committee financial expert, are "independent" under the rules of the NYSE. The Audit Committee, among other functions, has the sole authority to appoint and replace the independent auditors, is responsible for the compensation and oversight of the work of the independent auditors, reviews the results of the audit engagement with the independent auditors, and reviews and discusses with management and the independent auditors quarterly and annual financial statements and major changes in accounting and auditing principles. The Audit Committee met seven times during 2015. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is available on the "Investor relations" section of the Company's website (www.avalonbay.com) under "Corporate Governance Documents."

Compensation Committee

The Board of Directors has established a Compensation Committee. The current members of this committee are Messrs. Walter (Chair), Primis and Sarles. The Board of Directors has determined that the members of the Compensation Committee are "independent" under the rules of the NYSE. The Compensation Committee, among other functions, reviews, designs and determines management compensation structures, programs and amounts, establishes corporate and management performance goals and objectives, and reviews and makes recommendations to the Board of Directors regarding the Company's incentive compensation plans, including the Company's 1994 Stock Incentive Plan and the Company's 2009 Stock Option and Incentive Plan (collectively, the "Stock Incentive Plans"). The Compensation Committee also reviews employment agreements and arrangements with senior officers. In addition, our Stock Incentive Plans provide that the Committee, in its discretion, may delegate to the Chief Executive Officer of the

Company all or part of the Committee's authority and duties under the Stock Incentive Plans with respect to awards, including the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee has engaged Steven Hall & Partners, an executive compensation consulting firm, to provide it with independent advice and counsel on executive and board compensation, as well as competitive pay practices. Steven Hall & Partners does not provide any services directly to the Company or its management. The Compensation Committee met six times during 2015. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter is available on the "Investor relations" section of the Company's website (www.avalonbay.com) under "Corporate Governance Documents."

Nominating and Corporate Governance Committee

The Board of Directors has established a Nominating and Corporate Governance Committee. The current members of this committee are Messrs. Primis (Chair), Rummell,

Sarles and Healy. Following the Annual Meeting, Mr. Healy will no longer serve as a director and the Board expects to appoint Jay Sarles to serve as the Chairman of the Nominating and Governance

Committee, along with its remaining current members. The Board of Directors has determined that the members of the Nominating and Governance Committee are "independent" under the rules of the NYSE. The Nominating and Governance Committee's functions include: identifying individuals qualified to become Board members; considering policies relating to Board and committee meetings; recommending the establishment or dissolution of Board committees; reviewing and considering succession plans with respect to the positions of Chairman of the Board and Chief Executive Officer (including through periodic evaluation and discussion with the Board of internal candidates for such succession); reviewing policies and activities in the areas of political contributions, charitable giving and corporate responsibility; and addressing other issues regarding corporate governance. The Nominating and Governance Committee met five times during 2015. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the Nominating and Governance Committee charter is available on the "Investor relations" section of the Company's website (www.avalonbay.com) under "Corporate Governance Documents."

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating and Governance Committee considers the qualifications set forth in the Company's corporate governance guidelines, which include the nominee's business and professional background; history of leadership or contributions to other organizations; functional skill set and expertise; general understanding of marketing, finance, accounting and other elements relevant to the success of a publicly-traded company in today's business environment; and service on other boards of directors. In addition, the Board may consider diversity of background, experience and thought in evaluating and recommending candidates for election. The Board believes that diversity is important because a variety of points of view can contribute to a more effective decision-making process. The Nominating and Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee may assess the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and

Governance Committee will consider various potential candidates for director which may come to the Nominating and Governance Committee's attention through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any time during the year.

In exercising its function of recommending individuals for nomination by the Board for election as directors, the Nominating and Governance Committee will consider nominees recommended by stockholders. The procedure by which stockholders may submit such recommendations is set forth in the Company's Bylaws. See "Other Matters – Stockholder Proposals for Annual Meetings" for a summary of these requirements. When nominations are properly submitted, the Nominating and Governance Committee will consider candidates recommended by stockholders under the criteria summarized above. Following verification of the stockholder status of persons proposing candidates, the Nominating and Governance Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board of Directors before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee as part of its review. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders. In the case of stockholder nominations, the Board may also consider the specific information required to be provided by the nominating stockholder pursuant to the requirements of the Company's Bylaws.

If you would like the Nominating and Governance Committee to consider a prospective candidate, please submit the candidate's name and qualifications and other information in accordance with the requirements for director nominations by stockholders in the Company's Bylaws to: AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203, Attention: Corporate Secretary.

Investment and Finance Committee

The Board of Directors has established an Investment and Finance Committee. The current members of this committee are Ms. Aeppel (Chair), and Messrs. Brown, Buckelew, Havner, Naughton, and Rummell. The Investment and Finance Committee was formed, among other things, to review and monitor the acquisition, disposition, development and redevelopment of the Company's communities, and review and monitor the financial structure, capital sourcing strategy and financial plans and projections of the Company. The Investment and Finance Committee has authority, subject to certain limits and guidelines set by the Board of Directors and Maryland law, to approve investment and financing activity. The Investment and Finance Committee met five times during 2015.

Leadership Structure and Lead Independent Director

Timothy J. Naughton, our Chief Executive Officer and President, also serves as the Company's Chairman of the Board. The Board believes that the Company is best served by having Mr. Naughton serve as Chairman of the Board in addition to Chief Executive Officer and President, as opposed to appointing one of the other current directors or a future director to serve as Chairman of the Board. Among other benefits, Mr. Naughton's role as Chief Executive Officer and President enables him, working with the Lead Independent Director, to act as a bridge between management and the Board, helping management and the Board to act with a common purpose. Mr. Naughton's combined roles as Chief Executive Officer, President and Chairman of the Board promote unified leadership and direction for the

Company. To help assure sound corporate governance practices, the Board of Directors established the position of Lead Independent Director in 2003 and Mr. Sarles currently serves in that role. Mr. Sarles' role as Lead Independent Director includes presiding at all meetings of the Board of Directors at which the Chairman of the Board is not present, serving as a liaison between the Chairman of the Board and the independent directors, establishing and approving meeting agendas for the Board, having the authority to call meetings of the independent directors, conferring with the Chairman of the Board and the Chief Executive Officer regularly, and acting as a contact person for stockholders and others who wish to communicate with the independent directors.

Board of Directors Risk Oversight

The Company and the Board have a number of practices with regard to Board oversight of risk management matters. The charter of each of the Company's Board committees provides that each committee shall, from time to time to the extent that committee deems appropriate, review risk and compliance matters relevant to that committee and report the results of such review to the full Board. As required by NYSE rules, the charter of the Audit Committee states that the Audit Committee will assist with Board oversight of risk and compliance matters, and in any event will review the perceived major financial risk exposures of the Company and the steps management has taken to monitor and control such exposures. At most regularly scheduled Board meetings, the Board reviews key matters relating to the Company's finances, liquidity, operations and investment activity. On an annual basis, the Board engages in a broader discussion about company-wide risk management.

Although it is not the primary reason for the selection of the current leadership structure by the Board, the Company and the Board believe that the current leadership structure of the Board, including both a Chairman of the Board and a separate Lead Independent Director, helps facilitate these risk oversight functions by providing multiple channels for risk related concerns and comments. The Company's operations involve various risks that could have adverse consequences, including those described in the Company's Annual Report on Form 10-K and other filings with the SEC. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Despite the risk oversight activities described above, there can be no assurance that the Company's current practices have identified every potential material risk, are sufficient to address these risks, or that any risks will not result in a material adverse effect on the Company's business or operations.

Independence of the Board

The NYSE has adopted independence standards for companies listed on the NYSE, which apply to the Company. These standards require a majority of the Board of Directors to be independent and every member of the Audit Committee, Compensation Committee and Nominating and Governance Committee to be independent. NYSE standards provide that a director is considered independent only if the Board of Directors "affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company)." In addition, NYSE rules and related NYSE commentary generally provide that:

•
A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship;

•
A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation; compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;

•
A director is not independent if (A) the director is a current partner or employee of a firm that is the Company's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

•
A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not independent until three years after the end of such service or the employment relationship; and

•
A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in a single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

To determine which of its members is independent, the Board of Directors used the above standards and also considered whether a director had any other past or present relationships with the Company which created conflicts or the appearance of conflicts.

Based on consideration of the foregoing and the absence of any other such transactions, relationships or arrangements found as a result of this review, the Board determined that all nominees for directors are independent, except for Mr. Naughton, who currently serves as the Company's Chairman of the Board, Chief Executive Officer and President.

NYSE rules provide for additional independence standards that apply to members of the Audit Committee and the Compensation Committee. The Board has determined that each member of these committees satisfies these additional standards.

Stockholder Engagement

The Company considers its relationship with its stockholders to be an important part of its success and we value the outlook and opinions of our investors. In connection with the proxy access stockholder proposal the Company received last year for consideration at the 2015 Annual Stockholders' Meeting, both before and after the meeting our management engaged in discussions with a number of stockholders owning a significant percentage of our stock to discuss governance issues, including but not limited to, proxy access. The feedback was conveyed to and discussed with the Nominating and Governance Committee and full Board.

The goal of these conversations was to ensure that management and the Board understood and considered the issues that matter most to our stockholders and to enable the Company to address them effectively.

Based in part on the feedback received during these engagements and communicated to the Board, the Board adopted a proxy access bylaw last year. The proxy access bylaw provides that, subject to the eligibility, procedural and disclosure requirements set forth in the bylaws, a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company's outstanding common stock continuously for at least 3 years, can require the Company to include in its proxy materials for an annual meeting director nominations for up to 20% of the number of seats on the board of directors before the nomination, rounding down to the nearest whole number, but not less than two nominees. Two or more funds that are part of the same family of funds under common management and investment control count as one stockholder for purposes of determining whether a group of stockholders exceeds 20.

In addition to conversations with our stockholders, the Company receives correspondence throughout the year from stockholders and stockholder advocacy groups and responds and/or shares this correspondence with the Nominating and Governance Committee and the full Board where requested or otherwise appropriate.

Contacting the Board

Any stockholder or other interested party may contact any of our directors, including the Lead Independent Director or our independent directors as a group, by writing to them at the following address. The envelope in which you send your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

[Name of Director or Group of Directors]
c/o AvalonBay Communities, Inc. Ballston Tower 671 N. Glebe Road, Suite 800 Arlington, VA 22203
Attention: Corporate Secretary

Report of the Audit Committee

The Audit Committee of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), reviews the financial reporting process of the Company on behalf of the Board of Directors. Management has primary responsibility for this process, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

In this context, during 2015 and 2016, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard N. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee received from the independent auditors the written disclosures required by the PCAOB regarding the independent auditor's communications with the Audit Committee regarding independence, and the Audit Committee discussed with the independent auditors their independence from the Company and its management.

Relying on the reviews, disclosures and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC, and the Board of Directors has approved this recommendation.

Submitted by the Audit Committee

                        Alan B. Buckelew (Chair)
                        Glyn F. Aeppel
                        Terry S. Brown
                        Ronald J. Havner, Jr.
                        John J. Healy, Jr.

Fiscal 2014 and 2015 Audit Fee Summary

During fiscal years 2014 and 2015, the Company retained its principal independent auditors, Ernst & Young, to provide services in the categories and for the approximate fee amounts shown below:

	2014	2015
Audit fees	$1,704,665	$1,716,930

Audit related fees(1)	$938,310	$534,084

Tax fees(2)	$640,106	$849,025

All other fees	$0	$0

(1)
Audit related fees include fees for services traditionally performed by the auditor such as subsidiary audits, employee benefit audits, and accounting consultation.

(2)
Tax fees include preparation and review of subsidiary tax returns and taxation advice.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.

The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Transactions with Related Persons, Promoters and Certain Control Persons

The Company's Code of Business Conduct and Ethics, adopted by the Company's Board of Directors and evidenced in writing, provides that no employee of the Company, including an executive officer or director, may engage in activities that create a conflict of interest with the Company unless all relevant details have been disclosed and an appropriate waiver permitting the conduct has been received. An activity constitutes a conflict of interest under the Code if (i) the activity could adversely affect or compete with the Company, (ii) any interest, connection or benefit to the employee or director from the activity could reasonably be expected to cause such employee or director to consider anything other than the best interest of the Company when deliberating and voting on Company matters or (iii) any interest, connection or benefit to the employee or director from the activity could give such employee or director or a member of his or her family an improper benefit that he or she obtains on account of his or her position within the Company. An executive officer or member of the Board of Directors may only receive a waiver from the Board or any designated committee of the Board, and any waiver granted to an executive officer or director will be disclosed to the Company's stockholders to the extent required by law or NYSE rules. The Nominating and Governance Committee of the Board (or any other committee that is designated) is responsible for administering the Code for executive officers and directors.

IV. Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") provides a description of (i) how the Board of Directors and the Company think about compensation for the Company's executive officers, and (ii) what decisions were made in setting 2015 compensation, including the establishment of goals and aligning of compensation with performance and shareholder interests.

Specifically, the CD&A contains the following sections:

INTRODUCTION AND EXECUTIVE SUMMARY

    Summary of 2015 Achievements
    Summary of our Executive Compensation Program

        Our Executive Compensation Philosophy
        Our Named Executive Officers (NEOs) in 2015
        Compensation Overview
        Chairman and CEO 2015 Compensation At-a-Glance
        Chairman and CEO 2015 Target Opportunity Mix
        Impact of the Company's Performance on our NEO Compensation
        Realized Pay for 2015 Performance
        Our Compensation Programs Incorporate Best Practices

ADDITIONAL DISCUSSION

    Consideration of the Results of the 2015 Stockholder Advisory Vote on Executive Compensation
    Our Decision Making Process

        Who is Involved in Compensation Decisions
        How We Review Market Compensation
        How We Select and Use Peer Groups
        Who Are our Compensation Consultants
        What We Pay and Why: Elements of Compensation
        How We Establish Goals and Determine Achievement for Incentive Compensation

    Review of 2015 Performance and Pay

        Annual Cash and Stock Incentive Program
        Long-Term Incentive Program

    2015 Compensation Determinations
    2016 Compensation Determinations

INTRODUCTION AND EXECUTIVE SUMMARY:

Summary of 2015 Achievements

Summary:    In 2015, our operating and development capabilities, supported by continued sound apartment fundamentals, allowed us to again deliver strong operating results. Some highlights for the year include:

Operating Activity:    Rental revenue for Established Communities for 2015 increased 5.0% over the prior year period. NOI for Established Communities increased 5.8% for the same period.

Development Activity:    We completed 13 new development communities, representing a total capital investment of approximately $1.3 billion. These new communities were delivered at an average cost basis of approximately $310,000 per apartment home, below the current market value of our existing 18 year old stabilized portfolio. We also started 13 new apartment communities that are projected to contain approximately 3,800 apartment homes, at a total capital cost of $1.2 billion.

At year-end 2015, we had $2.9 billion in projected total capital cost under construction and our development rights pipeline consisted of 32 communities, representing $3.3 billion in projected total capital cost.

Redevelopment Activity:    During 2015, the Company completed the redevelopment of four communities containing an aggregate of 1,144 apartment homes, for a total capital cost of $59.5 million, excluding costs incurred prior to redevelopment. We also commenced the redevelopment of 13 communities containing an aggregate of 4,115 apartment homes, for a projected total capital cost of $129.9 million, excluding costs incurred prior to redevelopment.

Dividend Growth:    In January 2016 we announced a dividend increase of 8%. Since the first quarter of 2011 we have increased our quarterly dividend value by just over 50%.

Capital Markets Activity:    We raised approximately $1.9 billion by borrowing approximately $875 million, issuing $660 million of new equity (using a forward equity contract executed in late 2014), and sourcing $345 million through asset sales.

Portfolio Management:    During 2015 the Company sold three wholly-owned communities. These communities, containing 851 apartment homes, were sold for an aggregate sales price of approximately $265.5 million resulting in an aggregate gain in accordance with GAAP of $115.6 million.

Also during 2015, real estate ventures in which the Company had a direct investment, or in which the Company held a residual profits interest, sold eight communities containing 2,870 apartment homes, resulting in an aggregate gain in accordance with GAAP for the Company of $33.5 million.

Earnings and Core FFO Growth:    Earnings per share for the year was $5.51. "Core FFO" increased by 11.4% over the prior year to $7.55. For the two years ended December 31, 2015 (the period measured for this metric in our maturing performance awards), our Core FFO grew at a 10.1% annualized rate (future maturing awards use a three-year measurement period).

Other Achievements:    The Company was ranked #1 for its positive online reputation among the top 50 multifamily rental housing providers in the United States based on J. Turner Research's most recent Online Reputation Assessment™ Power Rankings.

Our Employee Engagement and Manager Effectiveness results from our 2015 Associate Perspective survey were very strong, placing us in the top 10% of companies surveyed by IBM-Kenexa.

In the area of corporate responsibility, AvalonBay was named the 2015 Residential Leader in the Light by NAREIT. The Leader in the Light award recognizes companies that have demonstrated a superior commitment to sustainability and environmental responsibility. In addition, the Company was named a leader in residential real estate by the annual Global Real Estate Sustainability Benchmark (GRESB) survey. AvalonBay also was awarded a Green Star by GRESB for its top ratings in the various environmental categories.

The GRESB survey evaluates hundreds of real estate companies in such areas as management, policy, development, governance, sustainability, and environmental and social programs/policies. In every category, AvalonBay scored well above the average score of its peers in residential real estate, ranking second in the United States. Its rating was also above the global industry average in almost every category, ranking third worldwide. In attaining the coveted Green Star for environmental achievement, AvalonBay ranked in the top quartile in terms of implementation and measurement, management and policy, and development. AvalonBay's overall 2015 GRESB score marks the third consecutive year of improvement in the rankings, beginning with its first year of participation in 2013.

Definitions and Reconciliations:    For definitions and reconciliations of FFO, Core FFO, Established Communities, and NOI, see pages 40-42 and F-26-F27, respectively, of the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Summary of our Executive Compensation Program

Our Executive Compensation Philosophy

AvalonBay's Total Compensation Program is designed to:

•
Attract, retain and motivate talent within the company,
•
Align the interests of management with the interests of shareholders,
•
Direct performance with clearly defined goals and measures of achievement, and
•
Assure that compensation is aligned with performance

Our Named Executive Officers (NEOs) in 2015

This Compensation Discussion and Analysis describes the compensation of the following named executive officers:

Name	Title

Timothy Naughton	Chairman, CEO and President

Kevin O'Shea	Chief Financial Officer

Matthew Birenbaum	Chief Investment Officer

Sean Breslin	Chief Operating Officer

Stephen Wilson	Executive Vice President, Development

Compensation Overview

Our executive compensation programs covering the NEOs are designed to attract and retain key talent, to motivate behaviors that align with shareholders' interests and to pay for performance. A substantial majority of the target pay of our NEOs is variable and contingent on performance.

Chairman & CEO 2015 Compensation At-A-Glance

Base Salary.    Mr. Naughton, our Chairman and CEO, continued to have a base salary of $950,000 in 2015, which remained unchanged since 2013 when he was appointed as Chairman of the Board.

Cash Bonus.    Mr. Naughton's target cash bonus for 2015 was $1,425,000 or 150% of base salary. Seventy-five percent of the target cash bonus is based on corporate performance factors and 25% is based on individual performance. The achievement levels for the corporate performance and individual factors were judged to be 136.8% and 115%, respectively, resulting in a final cash bonus for 2015 of $1,871,738.

Performance Awards.    Two performance awards with performance periods ending in 2015 were made. The 2013 - 2015 performance awards are tied to total shareholder return (TSR) and the 2014 - 2015 performance awards are tied to operating metrics. The Company achieved 133.5% of target payout for the TSR measures and 173% of target payout for the operating metrics. Based on the closing stock price of the Company's common stock on the NYSE on February 12, 2016 of $164.42, the earned performance awards (paid out in restricted shares subject to three-year time vesting) are valued at $6,057,397.

Chairman & CEO 2015 Target Opportunity Mix

Impact of Company's Performance on NEO Compensation

A substantial portion of our NEOs' compensation is linked to performance, both short-term and long-term.

Annual Cash Bonus:    The Board believes that Core FFO per Share is a key measure of the Company's performance and accordingly it was given a 50% weighting in determining achievement of the corporate component of the 2015 Annual Bonus goals. The following table shows that the Company's target goal for Core FFO per Share has increased in each of the past three years, from $6.15 per share in 2013 to $7.35 in 2015. Not only has the Company exceeded the target goal established for each of the past three years, but the following year's threshold goal has also been set higher than the previous year's actual performance.

Other corporate goals for the Annual Bonus included:

  (i)
  the operating performance of development and redevelopment activities, as compared to the original budgeted performance (15%);

  (ii)
  the development yield performance for communities stabilized during the year as compared to the pre-established target yield for such developments (10%); and

  (iii)
  the effectiveness of management and progress on various corporate initiatives (25%).

Annual Stock Bonus:    The Annual Stock Bonus was driven by business unit performance for each of the NEOs except for the CEO. The Annual Stock Bonus was not a pay component for the CEO's pay structure in 2015.

Performance Shares:    Our performance shares with performance periods ending in 2015 consisted of two awards:

  1.
  Three-year Total Shareholder Return (TSR) ending December 2015 based on:

  •
  AvalonBay's return on an absolute basis
  •
  AvalonBay's three-year TSR vs. NAREIT Equity REIT Index
  •
  AvalonBay's three-year TSR vs. NAREIT Apartment Index

Performance Measure	Weight	Threshold	Target	Max	Actual	Achievement

Absolute 3-yr TSR	33.4%	6.0%	9.0%	12.0%	13.8%	Capped at Max

AVB 3-yr TSR vs. NAREIT Equity REIT Index	33.3%	-3.0%	1.0%	5.0%	2.5%	Above Target

AVB 3-yr TSR vs. NAREIT Apt Index	33.3%	-2.0%	1.0%	4.0%	-1.3%	Above Threshold

Final Achievement %					133.5%

  2.
  Two-year Operating Metrics* ending December 2015 based on:

  •
  Core FFO per share growth vs Peers
  •
  Net Debt-to-Core EBITDA vs Peers

Performance Measure	Weight	Threshold	Target	Max	Actual	Achievement

Core FFO per share growth vs Peers	66.6%	-4.0%	0.0%	4.0%	2.9%	Above Target

Neb Debt-to-Core EBITDA vs Peers	33.4%	1.0X	0.0X	-1.0X	-0.8X	Above Target

Final Achievement %					173.0%

    *
    In 2014 the Board phased in multi-year operating metrics awards, including a two-year performance award period ending December 31, 2015. 2014 is the last year where we awarded performance awards with a two year performance period.

Realized Pay for 2015 Performance

The following table shows one way in which our Compensation Committee looks at the compensation paid and awarded to each of the named executive officers for service and performance with respect to 2015. This table differs from the Summary Compensation Table provided on page 43, which includes several items that are driven by accounting and actuarial assumptions that are not necessarily reflective of the compensation actually realized by the executive in a particular year. The primary difference between this supplemental table and the Summary Compensation Table is the timing and method used to value multi-year performance awards units and stock awards.

SEC rules require that the grant date fair value of all performance award units and stock awards be reported in the Summary Compensation Table in the row for the year in which they were granted, regardless of which year the awards were made with respect to or (in the case of performance awards) which year the awards pay out in the form of restricted shares. As a result, a significant portion of the total compensation for 2015 reported in the Summary Compensation Table relates to restricted stock awards made for performance in 2014 or, in the case of performance awards, awards for which performance has not yet been determined and for which the value is uncertain (and which may end up having no realized value at all).

In contrast, the table immediately below is provided to illustrate the actual cash and restricted shares received by each named executive officer for service and performance in 2015 and the restricted shares realized for performance awards vesting on December 31, 2015. Note that the amounts reported below differ substantially from the amounts determined under SEC rules and reported in the Summary Compensation Table on page 43 and this table is not a substitute for the Summary Compensation Table. Total compensation figures reported below are higher than the Summary Compensation Table primarily due to the fact that there were above target payouts for the performance awards that concluded in 2015.

Name and Principal Position	Year	Salary ($)	Annual Bonus and Earned Performance Awards		All Other Compensation ($)(3)	Total ($)
			Cash (1)	Restricted Stock (2)

Timothy Naughton Chief Executive Officer	2015	950,000	1,871,738	6,057,397	40,581	8,919,716
Kevin O'Shea Chief Financial Officer	2015	480,769	604,720	1,329,165	9,115	2,423,769
Matthew Birenbaum Chief Investment Officer	2015	490,385	625,800	1,793,755	9,115	2,919,055
Sean Breslin Chief Operating Officer	2015	490,385	629,800	1,722,649	9,023	2,851,857
Stephen Wilson EVP, Development	2015	425,000	624,240	1,593,763	11,143	2,654,146

(1)
Amounts in this column reflect the cash awards made in February 2016 with respect to performance under the Annual Bonus program in 2015.

(2)
Amounts in this column reflect the value of shares of restricted stock awarded in February 2016 (i) with respect to performance under the Annual Bonus program in 2015, and (ii) for achievement under the long-term incentive performance awards maturing on December 31, 2015, all with a value per share of $164.42, the closing price of the Company's common stock on the NYSE on February 12, 2016.

(3)
Amounts in this column include the same components described in the "All Other Compensation" column of the Summary Compensation Table.

Our Compensation Programs Incorporate Best Practices

The Company implements and maintains leading practices in its executive compensation programs. These practices include the following:

  •
  Pay for performance

  •
  Market-based approach for evaluating and reviewing executive pay

  •
  Caps on annual and long-term incentives

  •
  Limited perquisites

  •
  No employment agreements for executive officers

  •
  Clawback policy on annual and long-term incentives

  •
  Double trigger provisions for change in control (starting with equity awards granted in 2016)

  •
  Stock ownership requirements

  •
  Performance awards are subject to three year performance periods to ensure long-term performance is assessed

  •
  Performance awards also have three year additional time vesting after the performance period is completed to ensure retention of officers and continued alignment with shareholders' interests

  •
  Separate board and management compensation consultants

  •
  Prohibition on hedging and pledging of company stock by directors, officers and employees

ADDITIONAL DISCUSSION

Consideration of the Results of the 2015 Stockholder Advisory Vote on Executive Compensation

As previously announced at the 2015 Annual Meeting of Stockholders, the Company's executive officer compensation for 2014 was approved by over 93% of the votes cast on the matter. The Compensation Committee and the Company considered these results to be an endorsement by stockholders of the Company's compensation structure, target level and actual executive compensation.

Also as previously announced, in accordance with a majority of the votes cast at the 2011 Annual Meeting of Stockholders, the Company intends to hold an advisory stockholder vote on its executive compensation annually. The Company intends to hold an advisory vote on the frequency of such advisory votes on executive compensation at its 2017 Annual Meeting of Stockholders.

Our Decision Making Process

Who is Involved in Compensation Decisions

Independent Board Members	Independent Compensation Committee
Review and approve the Company's business plan Review and approve the compensation of the CEO and the Section 16(b) officers	Reviews and approves achievement of performance goals for Section 16(b) officers after the full Board approves and reviews the business plan

Recommends to the independent members of the Board the target and actual total compensation of the CEO and Section 16(b) officers

Independent Compensation Consultants	Shareholders and Other Key Stakeholders
Provides guidance on executive compensation programs in terms of prevailing market practice Steven Hall & Partners is the Board's independent compensation consultant	Provide feedback on various executive pay practices and governance during periodic meetings with management.

How We Review Market Compensation

In determining the total compensation for each NEO, which is the sum of base salary, bonus and long-term incentives, the Compensation Committee generally considers a number of factors on a subjective basis, including:

  (i)
  the scope of the officer's responsibilities within the Company and in relation to comparable officers at various companies within the peer group described below;

  (ii)
  the experience of the officer within our industry and at the Company;
  (iii)
  performance of the named executive officer and his or her contribution to the Company;

  (iv)
  the Company's financial budget and general level of wage increases throughout the Company for the coming year;

  (v)
  a review of historical compensation information for the individual officer;

  (vi)
  the recommendations of the Chief Executive Officer (other than with regard to his own compensation); and

  (vii)
  data regarding compensation paid to officers with comparable titles, positions or responsibilities at REITs that are considered by the Compensation Committee to be comparable for these purposes.

An officer's target compensation is not mechanically set to be a particular percentage of the peer group average, although, as noted, the Compensation Committee does review the officer's compensation relative to the peer group to help the Compensation Committee perform the subjective analysis described above.

Peer group data is not used as the determining factor in setting compensation for the following reasons:

  (a)
  the officer's role and experience within the Company may be different from the role and experience of comparable officers at the peer companies;
  (b)
  the actual compensation for comparable officers at the peer companies may be the result of a year of over performance or under performance by the peer group;

  (c)
  the target compensation for comparable officers at peer companies may not have the same rigor as the Company; and

  (d)
  the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular officer should be made based on the full review described above.

Our incentive programs are designed so that actual performance in excess of the performance targets results in payouts above target and actual performance below the performance targets results in payouts below target or no payout, but there are caps on above-target payouts.

How We Select and Use Peer Groups

Companies for Market Compensation Purposes:

The Company regularly reviews the reference peer group described below it uses when evaluating the appropriate levels of executive compensation in order to maintain consistency and relevancy. In determining the peer group composition, the following elements are considered.

The final peers selected have one or more of the following characteristics:

•
Asset Focus (multi-family/complexity of operations): contains a meaningful portfolio of multifamily properties and/or intense property management operations

•
Size: defined as total capitalization (equity plus debt) within 0.5x to 2.0x of AvalonBay
•
Talent: contains companies where we compete for talent

During 2014 the Company added three new companies to its peer group for comparison of 2015 compensation for the following reasons:

•
Essex Property Trust, Inc. acquired BRE Properties on April 1, 2014 and is a direct multi-family peer

•
Federal Realty Inv Trust competes with the Company for talent

•
Welltower Inc. matches well in terms of the size parameter

The Company now uses the following 16 companies in its peer group for comparison of total compensation.

Companies for Performance Award Measurement Purposes

The Company uses a different peer group for determining performance under its performance awards. The peer group for determining the level of total target compensation is based in part on size parameters since the Company is competing with similar sized companies for executive talent. For the performance awards, size is less of a consideration and more emphasis is placed on multi-family peers since operating performance and shareholder return are more appropriately compared with direct competitors in our specific industry.

For the 2015 – 2017 performance awards relating to three-year relative total shareholder return, the following indices are used:

  –
  FTSE NAREIT Apartment Total Return Index represents REITs in the multifamily housing industry across the U.S.
  –
  FTSE NAREIT Equity REITS Index represents a comprehensive family of REIT performance indexes that spans a variety of commercial real estate space (such as retail, office, storage and multifamily) across the U.S.

For the 2015 – 2017 performance awards relating to operating metrics, the following multifamily REITs are used as peer companies:

  –
  Apartment Investment and Management Company
  –
  Associated Estates Realty Corporation
  –
  Mid-America Apartment Communities, Inc.
  –
  Camden Property Trust
  –
  Equity Residential
  –
  Essex Property Trust, Inc.
  –
  Home Properties, Inc.
  –
  Post Properties, Inc.
  –
  UDR, Inc.

These companies were chosen because they are in the multifamily industry.

Who Are our Compensation Consultants

The Compensation Committee has engaged Steven Hall & Partners, an executive compensation consulting firm, to provide it with advice and counsel on executive and board compensation, as well as competitive pay practices. Steven Hall & Partners did not provide any services directly to the Company or its management. The Company uses the services of FPL Associates, another compensation consulting firm, to provide it with advice and competitive pay practices and data. The Compensation Committee undertook an assessment of whether any material conflict of interest exists in connection with the services of Steven Hall & Partners to the Compensation Committee or the services of FPL Associates to management and concluded that there was no such material conflict of interest.

What We Pay and Why: Elements of Compensation

Our executive compensation program contains the following pay components:

  •
  Base Salary – payable in cash
  •
  Annual Incentive Award – payable in cash and stock contingent upon achievement of performance measures and goals
  •
  Long-term Incentive Awards – payable in the form of performance based awards with pre-established measures and goals

Type	Component	Description	Connection to the Company's business strategy/philosophy
Fixed Compensation	Base Salary	This amount, payable in cash, is generally established each year in February and effective in March	Competitive base salaries help attract and retain key talent

Performance-based Compensation	Annual Incentive Award	Threshold, target and maximum targets and goals are established in February of each year and payouts are made in the following year

Two forms of payments – cash and (with the exception of the CEO) restricted stock that vests ratably over three years

Drive Company and business unit performance Motivate individual performance Retain the services of the executive

Long-term Incentive Awards	A target number of performance awards is granted with final payouts that may increase or decrease contingent upon absolute and relative TSR and operating performance against peer groups

Final payouts are subject to additional three-year time-vesting requirement

Align executive officers' compensation with the interests of shareholders Maximize the company's performance and reward management's long-term perspective

How We Establish Goals and Determine Achievement for Incentive Compensation

Setting Goals: At the beginning of the year, the Board of Directors reviews and approves the Company's business plan and budget. Subsequently, the Company's management proposes corporate goals for that year for the annual bonus program and long-term incentive program. The Compensation Committee reviews these proposed goals, adopts any revisions it may deem appropriate, and recommends the final corporate goals to the full Board of Directors for ratification and approval by a vote of the independent directors who qualify for membership on the Compensation Committee.

Annual business unit goals are drafted by the head of each business unit and reviewed, modified and approved by the Chief Executive Officer.

The individual goals for the annual bonus program are determined in a similar manner, with the exception that the goals for the Chief Executive Officer are determined by the Compensation Committee and ratified by the independent directors of the Board who would qualify for membership on the Compensation Committee.

Determining Achievement: At the end of each year, the Chief Executive Officer reviews and recommends to the Compensation Committee his assessment of the achievement of corporate goals for both the annual bonus program and the long-term incentive program, and the business unit and individual goals for the annual bonus program for the other named executive officers. Recommendations for bonus awards and compensation changes for the Chief Executive Officer and all executive officers are approved by the Compensation Committee and are then ratified by the independent directors who qualify for membership on the Compensation Committee.

Design of the Annual Cash Incentive Program: Our annual bonus program emphasizes short term goals and is paid with a cash bonus and, for officers whose business unit performance is measured for bonus compensation purposes, an award of restricted stock that vests over three years. All the NEOs have an annual cash bonus component for 2015. All the NEOs, except for the CEO, have an annual stock bonus component that are tied to their business unit performance in 2015.

Three components are measured to determine performance under the 2015 Annual Cash Incentive Program:

•
Corporate performance
•
Business Unit performance (applies to all NEOs except the CEO)
•
Individual performance

Why These Performance Measures are Selected:

Corporate Performance	Rationale
Core FFO per Share

Core FFO per Share (or similar measures such as Operating FFO) is a key metric used by many REITS and tracked by equity research analysts

Core FFO per Share is reported in our quarterly guidance to the market

Growth in Core FFO translates to confidence in the Company's stock price

Development & Redevelopment Net Operating Income (NOI)	Development is a core business to AvalonBay Development & Redevelopment NOI are profit related measures where AvalonBay seeks to grow

Development Yield	Development yield is a return measure that reflects on our development underwriting, capital allocation and value creation

Management's Performance against Goals	This component is a qualitative assessment of senior management's performance against pre-established corporate-wide initiatives as well as general performance during the year

Review of 2015 Performance and Pay

Annual Cash and Stock Incentive Program:

The goals, metrics and achievement for the corporate component of the 2015 Annual Cash Incentive Program are graphically illustrated in the following charts. Total performance under all corporate goals was determined to be 136.8% of target.

Corporate Goals and Achievement for Annual Cash Incentive
Core FFO Per Share (50%)	Development NOI (10%)

Performance: Actual 2015 Core FFO was $7.55 per share	Performance: Actual 2015 Development NOI was 0.9% below budget
Redevelopment NOI (5%)

Performance: Actual 2015 Redevelopment NOI was 0.8% above budget
Development Yield Metric (10%)	Effectiveness of Management and Progress on Corporate Initiatives (25%)

Performance: Actual yield was 0.09% below the target yield	Performance: Effectiveness of Management was determined by the Compensation Committee to be 113% of target.

Individual Goals and Achievement for Annual Cash Component

Individual goals for the officers include the executive's leadership and managerial performance, as well as specific objectives, and are evaluated on a subjective basis annually. Individual performance for Mr. Naughton was determined by the Compensation Committee. The Committee also determined individual performance for the other named executive officers after receiving recommendations from Mr. Naughton. The Compensation Committee determinations were ratified and approved by the independent members of the Board who are qualified to serve on the Compensation Committee.

Mr. Naughton's individual goals for 2015 included (i) planning for leadership succession and structure; (ii) monitoring and managing risks related to development and balance sheet and liquidity management; (iii) upgrading the Company's capabilities in the areas of technology and construction; and (iv) providing a greater focus on innovation.

Individual goals for Mr. O'Shea in 2015 primarily related to his transitioning into his role as Chief Financial Officer and included (i) management of the Company's capital plan; (ii) providing effective oversight of the accounting, financial reporting, financial planning and analysis, risk management, tax, treasury, and investment management functions; (iii) providing oversight of the Company's shared service center; (iv) providing administrative oversight of the Company's internal audit group; and (v) directing the Company's investor relations efforts.

Mr. Birenbaum's individual goals in 2015 included (i) reviewing and revising our portfolio management review process; (ii) supporting talent management efforts across the Company, including identification and support of high potential leaders; (iii) managing the Company's Management Investment Committee and investment strategy through a year of heavy transaction volume; (iv) supporting investor relations efforts; and (v) improving the quality and consistency of execution in the Company's development and construction efforts.

Mr. Breslin's individual goals in 2015 included (i) implementing certain sales, associate engagement and engineering and maintenance initiatives for the Residential Services group;

(ii) effectively managing the lease up performance of the Company's Development and Redevelopment communities; (iii) enhancing the Company's Net Promoter Score ("NPS") and Online Reputation customer satisfaction metrics; and (iv) increasing the efficiency of the Company's digital marketing efforts.

Mr. Wilson's individual goals in 2015 included: (i) effectively managing and staffing the West Coast and Mid Atlantic Development groups, with particular focus on building bench strength and succession planning, (ii) focusing on construction execution and lease up performance; (iii) replenishing the West Coast and Mid Atlantic development rights pipeline with a balanced mix of new opportunities; and (iv) managing development and construction risks.

The achievement of individual goals by each of the named executive officers in 2015 was determined to be within 20% of individual target performance

Annual Stock Bonus Component

As noted above, Messrs. O'Shea, Birenbaum, Breslin and Wilson each received an annual stock bonus based in part upon the achievement of the business unit goals. Mr. Naughton did not participate in the annual stock bonus component for 2015.

Mr. O'Shea:    Mr. O'Shea's business unit component was based on the achievements of the Financial Services group, for which Mr. O'Shea has direct supervisory responsibility. The Financial Services Group includes the areas of capital markets, accounting, financial reporting, financial planning and analysis, risk management, tax, internal audit (for which he has administrative oversight), investor relations, and investment fund management, as well as our call center operations which support our apartment communities. The major goals of the Financial Services Group in 2015 included: (i) sourcing an attractive mix of debt and equity capital from the capital and transaction markets to fund our capital uses, primarily related to our investment and financing activity; (ii) executing the Company's accounting, financial reporting, tax and risk management activities; (iii) executing and enhancing the Company's budgeting and forecasting process; (iv) executing our internal audit program; (iv) ongoing management of the Company's investment management funds; and (v) executing the Company's investor relations activities. For

2015, the overall achievement for Mr. O'Shea's business unit was determined to be 108.1% of target.

Mr. Birenbaum:    Mr. Birenbaum's business unit component was based on the achievements of the Market Research, Design, Sustainability/Corporate Responsibility (CR) and Investments groups, for which Mr. Birenbaum has direct oversight responsibility. The major goals of these groups in 2015 included: (i) development of new portfolio modeling and allocation tools to enhance portfolio management decisions; (ii) completion of updated design prototypes and refresh of product standards; (iii) bringing energy and water conservation projects to scale across the portfolio, improving the Company's reporting of CR data, and launching the new Building Strong Communities corporate philanthropy program; and (iv) execution of the annual disposition plan consistent with the annual capital plan and portfolio management objectives, including a significant expansion of the disposition plan to take advantage of favorable market conditions. For 2015, the overall achievement for Mr. Birenbaum's business unit was determined to be 121.1% of target.

Mr. Breslin:    Mr. Breslin's business unit component was based on the achievements of the Residential Services, Redevelopment & Asset Management

and Marketing, Consumer Insight and Brand Strategy functions, for which Mr. Breslin had direct oversight responsibility for during 2015. The major goals of these groups in 2015 included: (i) the achievement of certain absolute and relative revenue, expense and net operating income targets for the Company's portfolio of properties; (ii) redevelopment start volume and the completion of redevelopment communities at stabilized yields at or above pro forma expectations; and (iii) the execution of the Company's marketing and brand strategy business plan for the year. For 2015, the overall achievement for Mr. Breslin's business units was determined to be 120.6% of target.

Mr. Wilson:    Mr. Wilson's business unit component was based on the achievements of the West Coast and Mid Atlantic Development groups, as Mr. Wilson was the senior executive with oversight of those groups. Mr. Wilson's business unit was evaluated against the following goals: (i) sourcing of new development rights, (ii) construction start volume and projected stabilized yields relative to target yields; (iii) construction completion volume as determined by total capital cost and actual stabilized yields relative to target yields; and (iv) actual construction costs relative to budgeted costs and actual schedule performance relative to budgeted schedule performance. For 2015, the overall achievement for Mr. Wilson's business unit was determined to be 175.4% of target.

Long-Term Incentive Program:

Design of the Long-Term Incentive Program:    Under our multi-year, long-term incentive award program, performance awards are granted each year with a target number of restricted stock units that may be reduced or increased at the end of the three year performance period depending on achievement against established metrics. At the end of the performance period, the performance awards are subject to an additional three-year time vesting requirement.

Officers have the right to elect, prior to the end of a performance period, that employee stock options (valued at the Black-Scholes value of an option at the end of the performance period, as adjusted for changes in the stock price through the date of the actual award) be awarded in lieu of 25% of the value of the restricted stock that would otherwise be awarded in respect of that year's annual bonus and maturing performance award. Restricted stock and options awarded at the end of the performance period are subject to vesting over three years.

The metrics under the performance awards made in 2015 with a three-year performance period ending on December 31, 2017 are as follows:

TSR Metrics (Weighted 60%)	Performance Level and Metric(1)(2) (relative performance stated as basis points(3) above or below index performance)
	Threshold	Target	Maximum	Percent of Total Award

Absolute metric	4%	8%	12%	33.4%

Relative to FTSE NAREIT Equity REITs Index	–400 bp	+0 bp	+400 bp	33.3%

Relative to FTSE NAREIT Apartments Index	–300 bp	+0 bp	+300 bp	33.3%

Operating Metrics (Weighted 40%)	Performance Level and Metric(1)(2)
(relative performance stated as (i) basis points(3)
above or below average peer performance(4)
or (ii) difference between AVB performance and average
	peer performance)
	Threshold	Target	Maximum	Percent of Total Award

Core FFO per share growth vs. peers	–400 bp	Equal to Peer Avg.	+400 bp	62.5%

Net Debt-to-Core EBITDA ratio vs. peers	1.5x	Equal to Peer Avg.	–1.5x	37.5%

(1)
For results between threshold and target, or between target and maximum, payouts shall be based on interpolation.

(2)
The absolute and relative metrics above reflect the metrics used for the awards made in 2015 for the performance period maturing on December 31, 2017.

(3)
A basis point (bp) equals one one-hundredth of one percent. 100 bp equals 1.0%.

(4)
The peers used in calculating each of the Operating Performance Metrics include: Apartment Investment and Management Company, Associated Estates Realty Corporation, Mid-America Apartment Communities, Inc., Camden Property Trust, Equity Residential, Essex Property Trust, Inc., Home Properties, Inc., Post Properties, Inc. and UDR, Inc. For two companies that were acquired during the performance period, their operating metrics were factored in for the portion of the performance period for which they were publicly traded companies that published operating results.

Why these Performance Measures are Selected

The Performance Awards strengthen the alignment with long-term shareholder value creation. Our NEOs have the opportunity to earn shares of AvalonBay Common Stock with a value that adjusts based on absolute increases in AvalonBay's stock price as well as AvalonBay's TSR relative to the FTSE NAREIT Equity REITs Index and FTSE NAREIT Apartments Index. These two indices are selected because they represent the REIT apartment industry and the broader REIT industry.

Operating metrics in the form of Core FFO per share growth and Net Debt-to-Core EBITDA ratio against peers are chosen to motivate our officers to focus on critical operating performance objectives that AvalonBay believes will translate into sustainable shareholder returns over the long term.

How the Company Performed for Performance Awards Ending December 2015

The goals, metrics and achievement for the performance awards maturing on December 31, 2015 are graphically illustrated in the following charts:

Achievement of Long-Term Incentive Goals
Absolute Total Shareholder Return (measured over 3 years)	Total Shareholder Return Relative to FTSE NAREIT Equity REITs Index (measured over 3 years)

Performance: 13.80% (Capped at Maximum)	Performance: 2.5% (Above Target)
Total Shareholder Return Relative to FTSE NAREIT Apartments Index (measured over 3 years)

Performance: –1.30% (Above Threshold)
Core FFO/Share Growth vs. Peers (in percentage difference from peer average) (measured over 2 years)	Net Debt-to-Core EBITDA vs. Peers (measured over 2 years)

Performance: 2.9% (Above Target)	Performance: –0.8x (Above Target)

2015 Compensation Determinations

The following tables provide information on the NEOs' 2015 Compensation:

Review of 2015 Base Salary

Name	Base Salary ($)

Mr. Naughton	950,000

Mr. O'Shea	500,000

Mr. Birenbaum	500,000

Mr. Breslin	500,000

Mr. Wilson	425,000

Review of 2015 Annual Cash Bonus:

	Annual Cash Weight of Each Component
Name	Corporate	Business Unit	Individual

Mr. Naughton	75%	—	25%

Mr. O'Shea	40%	40%	20%

Mr. Birenbaum	40%	40%	20%

Mr. Breslin	40%	40%	20%

Mr. Wilson	40%	40%	20%

Name	Threshold ($)	Target ($)	Maximum ($)	Actual Cash Bonus ($)

Mr. Naughton	712,500	1,425,000	2,850,000	1,871,738

Mr. O'Shea	250,000	500,000	1,000,000	604,720

Mr. Birenbaum	250,000	500,000	1,000,000	625,800

Mr. Breslin	250,000	500,000	1,000,000	629,800

Mr. Wilson	212,500	425,000	850,000	624,240

Review of 2015 Annual Stock Bonus where business unit component weighs 100%:

Name	Threshold ($)	Target ($)	Maximum ($)	Actual Stock Bonus ($)

Mr. Naughton	-	-	-	-

Mr. O'Shea	162,500	325,000	650,000	351,195

Mr. Birenbaum	207,500	415,000	830,000	502,565

Mr. Breslin	256,250	512,500	1,025,000	618,075

Mr. Wilson	252,500	505,000	1,010,000	885,770

2013 – 2015 Performance Awards Update

The following table shows the actual performance shares earned at the completion of the three-year performance period that are subject to an additional three year vesting requirement.

Name	Target Number of TSR related Performance Award	Actual Performance Achievement %	Actual Number of TSR related Performance Award (subject to additional time vesting)

Mr. Naughton	20,061	133.50%	26,781

Mr. O'Shea	2,697	133.50%	3,600

Mr. Birenbaum	3,241	133.50%	4,327

Mr. Breslin	2,822	133.50%	3,767

Mr. Wilson	1,596	133.50%	2,131

2014 – 2015 Performance Awards Update

The following table shows the actual performance shares earned at the completion of the transitional two-year performance period that are subject to an additional three year vesting requirement.

Name	Target Number of Operating related Performance Award	Actual Performance Achievement %	Actual Number of TSR related Performance Award (subject to additional time vesting)

Mr. Naughton	5,815	173.0%	10,060

Mr. O'Shea	1,357	173.0%	2,348

Mr. Birenbaum	2,038	173.0%	3,526

Mr. Breslin	1,706	173.0%	2,951

Mr. Wilson	1,257	173.0%	2,175

2016 Compensation Determinations

The following compensation determinations were made for 2016 for the named executive officers:

Base Salary for 2016, effective March 1, 2016:

Name	Base Salary ($)

Mr. Naughton	950,000

Mr. O'Shea	550,000

Mr. Birenbaum	550,000

Mr. Breslin	550,000

Mr. Wilson	475,000

The target, threshold and maximum 2016 annual bonus for each NEO:

	Annual Cash Bonus Targets			Annual Restricted Stock Bonus Targets
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Mr. Naughton	712,500	1,425,000	2,850,000	300,000	600,000*	1,200,000

Mr. O'Shea	275,000	550,000	1,100,000	270,000	540,000	1,080,000

Mr. Birenbaum	275,000	550,000	1,100,000	300,000	600,000	1,200,000

Mr. Breslin	275,000	550,000	1,100,000	325,000	650,000	1,300,000

Mr. Wilson	237,500	475,000	950,000	250,000	500,000	1,000,000

*
Starting in 2016, Mr. Naughton will be eligible for a target stock bonus component of $600,000 tied to pre-established performance measures and goals. Details will be provided in the 2017 proxy statement.

The target, threshold and maximum number of performance units granted in 2016 that may be earned for the performance period 2016-2018:

	2016 – 2018 Total Shareholder Return Metric			2016 – 2018 Operating Metric
Name	Threshold (#)	Target(1) (#)	Maximum (#)	Threshold (#)	Target(1) (#)	Maximum (#)

Mr. Naughton	9,658	19,316	38,632	5,231	10,461	20,922

Mr. O'Shea	1,852	3,703	7,406	1,003	2,005	4,010

Mr. Birenbaum	2,058	4,115	8,230	1,114	2,228	4,456

Mr. Breslin	1,943	3,886	7,772	1,052	2,104	4,208

Mr. Wilson	1,143	2,286	4,572	619	1,238	2,476

(1)
The target number of units is derived from the following target dollar values: $4,225,000 for Mr. Naughton; $810,000 for Mr. O'Shea, $900,000 for Mr. Birenbaum, $850,000 for Mr. Breslin and $500,000 for Mr. Wilson. To derive the target number of units, in each case 60% of the target dollar value (representing the portion of the award tied to TSR Metrics) was divided by the Monte Carlo value as of February 11, 2016 (the approval date) for a unit based solely on the TSR metrics ($131.24 per unit) and 40% of the target dollar value (representing the portion of the award tied to Operating Metrics) was divided by the closing price of Common Stock on February 11, 2016 ($161.56).

Other Benefits

Pursuant to our Deferred Compensation Plan, certain employees, including the named executive officers, may defer up to 25% of base annual salary and up to 50% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available investments in mutual funds.

We have an employee stock purchase plan that allows our employees the opportunity to purchase up to $25,000 of our Common Stock per year at a 15% discount to the lower of the closing price of the Common Stock, as reported on the NYSE, on the first business day of the purchase period or the closing price of the Common Stock on the last day of the purchase period. For 2015 there were two purchase periods, January 1 – June 10th and July 1 – December 10th, with the opportunity to purchase up to $12,500 of our Common Stock at the discounted rate previously mentioned during each of the two purchase periods (up to $25,000 annually).

In addition, we maintain a 401(k) retirement savings plan and annually match 50% of the first six percent of base salary and cash bonus contributed to such plan by any employee (subject to certain tax limitations). We offer medical, dental and vision plans, a portion of the cost of which is paid by the employee. We also provide life insurance, accidental dismemberment insurance, and short-term and long-term disability insurance for each employee.

Compensation Policies

Executive Stock Ownership Guidelines.    The Company believes that stock ownership by its executive officers is important and has established formal Executive Stock Ownership Guidelines for officers who are at the executive vice president level or above or are subject to reporting under Section 16 of the Exchange Act. These guidelines provide that persons holding the title of Chairman of the Board, Chief Executive Officer or President are expected to maintain ownership of Common Stock (including unvested restricted shares) equal to six times their base salary. The multiples that apply to other covered officers are as follows: Chief Financial Officer and Executive Vice Presidents—three times; Senior Vice Presidents—one and one-half times; Vice Presidents—one time. The full text of the Executive Stock Ownership Guidelines, which includes the time periods by which such ownership must be achieved and a retention policy during periods of non-achievement, is posted on the "Investor Relations" section of the Company's website (www.avalonbay.com under "Corporate Governance Documents." The Company also has Director Stock Ownership Guidelines as discussed in "Director Compensation and Director Stock Ownership Guidelines" of the proxy statement.

Prohibition Against Hedging, Pledging or Borrowing Against Company Stock.    The Company has adopted a formal policy prohibiting its executive officers and directors from (i) borrowing money from a broker or other lender that is secured by Company securities, and (ii) holding Company securities in a brokerage account that has outstanding "margin" debt. In addition, the policy prohibits sales of Company securities by an executive officer or director if he or she does not own the security at the time of the sale (a "Short Sale"), and prohibits the buying or selling of puts or calls in respect of any Company securities.

Severance Policy.    The Board has adopted a Policy Regarding Shareholder Approval of Future Severance Agreements (the "Severance Policy"). The Severance Policy generally provides that the Company will not, without stockholder approval or ratification, enter into or bind the Company to the terms of any future severance agreement with a senior executive officer that provides for severance benefits in excess of 2.99 times the sum of the officer's base salary plus annual bonus. The Severance Policy, which is posted on the "Investor Relations" section of the Company's website (www.avalonbay.com) under "Corporate Governance Documents," provides additional detail regarding the application of this policy.

Policy on Recoupment of Incentive Compensation (Clawback Policy).    The Board has adopted a Policy for Recoupment of Incentive Compensation (i.e., a compensation clawback policy), which applies to senior officers (generally senior vice presidents and above). Pursuant to this policy, in the event the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement, then an independent committee of the Board of Directors may require any covered officer to repay to the Company all or part of any "Excess Compensation" that such officer had previously received. Excess Compensation is defined as that part of the incentive compensation received by a covered officer during the 3-year period preceding the publication of the restated financial statement that was in excess of the amount that such officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statement. The full text of the policy is posted on the "Investor Relations" section of the Company's website (www.avalonbay.com) under "Corporate Governance Documents."

Practices with regard to dates and pricing of stock and option grants

The Compensation Committee determines the number of shares underlying options and shares of restricted stock to award to officers as part of annual compensation. Those members of the Board of Directors who would qualify for service on the Compensation Committee review and ratify these awards at the Board's regularly scheduled February meeting. The award date for options and stock grants is generally the date of ratification, but may be delayed to a date after such ratification if there is a pending announcement by the Company of material non-public information, such as an earnings release. The exercise price of each option granted is the closing price of our Common Stock on the award date. In all cases, our options are granted: (i) on the dates described above;

(ii) on the date of a new hire's start with the Company as approved by the CEO in advance of the start date; or (iii) on the date of approval by the CEO for retention or recognition purposes up to a Board-authorized maximum value of $250,000. Option exercise prices are determined by the NYSE closing price of our Common Stock on the date of grant. Additionally, all officers must receive prior authorization for any purchase or sale of our Common Stock (unless made pursuant to a previously approved Rule 10b5-1 plan), which, in the case of open market transactions, is generally only given during approved trading windows that are generally established in advance based upon earnings release dates.

Risk Considerations

The Compensation Committee reviewed and considered risks arising from the Company's compensation policies and practices for its employees. This review included consideration of the following specific elements of the Company's executive compensation policies and procedures:

•
annual bonus and long-term incentive awards are based upon pre-existing, defined goals;

•
annual goals contain multiple financial targets, including performance against a pre-approved budget;

•
performance goals include both absolute performance and performance relative to industry peers;

•
annual goals balance financial and non-financial performance;

•
goals include corporate, business unit, and individual performance goals;

•
performance goals include achievement against both single year and multiyear metrics;

•
executive compensation is structured as a mix among salary, cash bonus, and equity awards;

•
equity awards vest over time;
•
bonus and long-term equity programs include maximum payouts or "caps";

•
all unvested equity awards are forfeited upon a termination for cause or voluntary termination under certain circumstances;

•
the metrics that are included in our long-term performance awards include a goal addressing appropriate leverage ratios;

•
achievement of metrics is not determined on an "all or nothing" basis, but rather goals may be achieved on a graduated basis based on performance against the stated target; and

•
while awards are generally made in relation to performance against specific goals, the Compensation Committee retains the discretion to adjust annual bonuses of cash and restricted stock as may be warranted by specific circumstances.

Following this review, the Compensation Committee concluded that any risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company at this time.

Section 162(m)

The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility on the Company's tax return of compensation over $1 million to the CEO and any of its three other most highly paid executive officers (other than the CFO) unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of

Section 162(m) will generally not affect the Company's net income. If that compensation does not qualify for a deduction under Section 162(m), there could be a modest effect on the Company's dividend requirements to qualify as a REIT or on the tax characterization of such dividends. The Company does not believe that Section 162(m) will materially affect its dividend requirements or the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee's compensation policy and practices are not directly guided by considerations relating to Section 162(m).

Compensation Committee Report

The Compensation Committee of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
                W. Edward Walter (Chair)
                Lance R. Primis
                H. Jay Sarles

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Lance R. Primis, H. Jay Sarles, and W. Edward Walter. None of them has served as an officer of the Company or any of its subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his service as a director).

Summary Compensation Table

The table below summarizes the compensation amounts paid in or earned by each of the named executive officers for the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013, except in the cases of Messrs. O'Shea and Wilson, who became named executive officers in 2014.

Executives are eligible to defer a portion of their salaries and bonuses under our Deferred Compensation Plan. The amounts shown below are before any deferrals under the Nonqualified Deferred Compensation Plan.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)		Option Awards ($)(2)(4)	Non-equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)

Timothy J. Naughton	2015	950,000	—	4,441,381	(8)	—	1,871,738	—	40,581	7,303,700
Chief Executive Officer	2014	950,000	—	5,000,940		—	1,446,969	—	40,536	7,438,445
	2013	921,154	—	7,189,042		1,461,866	1,666,359	—	43,982	11,282,403

Kevin P. O'Shea	2015	480,769	—	829,772	(9)	—	604,720	—	9,115	1,924,376
Chief Financial Officer	2014	395,192	—	1,094,180		—	457,600	—	8,735	1,955,707
	2013	—	—	—		—	—	—	—	—

Matthew H. Birenbaum	2015	490,385	—	1,095,481	(10)	—	625,800	—	9,115	2,220,781
Chief Investment Officer	2014	440,385	—	1,521,982		—	526,140	—	8,735	2,497,242
	2013	395,192	—	1,312,165		314,019	405,888	—	8,585	2,435,849

Sean J. Breslin	2015	490,385	—	1,201,249	(11)	—	629,800	—	9,023	2,330,457
Chief Operating Officer	2014	445,192	—	1,484,115		—	524,700	—	8,683	2,462,690
	2013	418,269	—	1,531,444		466,327	423,708	—	8,533	2,848,281

Stephen W. Wilson	2015	425,000	—	1,451,958	(12)	—	624,240	—	11,143	2,512,341
EVP, Development	2014	420,192	—	1,364,299		—	632,910	—	10,085	2,427,486
	2013	—	—	—		—	—	—	—	—

(1)
The amounts shown as salary in column (c) reflect actual payments received in each indicated year, which may vary slightly from the salary described in the Compensation Discussion and Analysis as a result of (i) the number of pay periods in each calendar year and (ii) the fact that salary increases do not go into effect until early March of each year.

(2)
The amounts in column (e) and column (f) include restricted stock and option awards actually granted during the fiscal year for service in the prior fiscal year. For example, the row for 2015 includes the value of stock awards made in February 2015 with respect to 2014 service.

(3)
The amounts in column (e) reflect the aggregate grant date fair value for awards made in the fiscal years ended December 31, 2013, December 31, 2014, and December 31, 2015 computed in accordance with FASB ASC Topic 718 for restricted stock awards and performance unit awards made pursuant to the Company's 2009 Stock Option and Incentive Plan. The value of restricted stock awards is based solely on the closing price of our Common Stock on the NYSE on the date of grant and no assumptions were used in the calculation of this value. The value of performance unit awards based on Operating Metrics made in 2015, which were made for measurement periods January 1, 2015—December 31, 2017 is based on the closing price of our Common Stock on the NYSE on the date of grant of $166.23. The value of performance unit awards based on TSR Metrics made in 2015, which were made for the measurement period 2015-2017 is based on the Monte Carlo value of $139.18. The total value of 2015-2017 performance unit award, if earned at maximum and valued at the closing price of our Common Stock on the NYSE on the date of grant, for the named executive officers is: Mr. Naughton—$9,435,215; Mr. O'Shea—$1,451,520; Mr. Birenbaum—$1,786,640; Mr. Breslin—$1,786,640; and Mr. Wilson—$1,116,733. The total value of Mr. Naughton's 2014-2016 performance unit award, if earned at maximum and valued at the closing price of our Common Stock on the date of grant, is $647,684.

(4)
The amounts in column (f) reflect the aggregate grant date fair value for awards made pursuant to the Company's 2009 Stock Option and Incentive Plan in the fiscal years ended December 31, 2013, December 31, 2014, and December 31, 2015 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in footnote 10 to the Company's audited financial statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016.

(5)
The amounts shown in column (g) reflect the cash awards to the named individuals determined by the Compensation Committee in February of the following year (based upon the achievement of the performance metrics established in the year indicated, as more fully described in the Compensation Discussion and Analysis above) and ratified by the members of the full Board of Directors who would be qualified to serve on the Compensation Committee.

(6)
All earnings under the Company's nonqualified deferred compensation program are determined by reference to returns of actual mutual funds and the Company does not consider such earnings to be above market.

(7)
For 2015, the amounts shown in column (i) include, for each named executive officer (a) amounts contributed by the Company to the named executive officers' 401(k) accounts in the amount of $7,950 each, and (b) premiums paid by the Company in 2015 for a Company-owned life insurance on the life of Mr. Naughton for which the Company has endorsed the policy so that any death benefit, in excess of the cumulative premiums paid by the Company, will be paid to the beneficiaries of the deceased, which premiums were $32,631 (such amount representing payment of a whole-life premium which builds cash value in the Company-owned policy to support future repayment of the cumulative premiums; see "Potential Payments Upon Termination or Sale Event—Endorsement Split Dollar Agreements"). The amount shown includes premiums paid by the Company for a standard term life insurance policy in the face amount of $750,000 for: Mr. O'Shea—$1,165; Mr. Birenbaum—$1,165; Mr. Breslin—$1,073; and Mr. Wilson—$3,193.

(8)
Stock awards for Mr. Naughton in 2015 include the following: one performance unit award consisting of 28,380 total target performance units maturing at the end of 2017 and one performance unit award consisting of 1,842 target performance units maturing at the end of 2016, both of which are subject to time-based vesting thereafter.

(9)
Stock awards for Mr. O'Shea in 2015 include the following: 1,037 shares of restricted stock awarded in respect of 2014 performance; one performance unit award consisting of 4,366 total target performance units maturing at the end of 2017 which is subject to time-based vesting thereafter.

(10)
Stock awards for Mr. Birenbaum in 2015 include the following: 1,704 shares of restricted stock awarded in respect of 2014 performance; one performance unit award consisting of 5,374 total target performance units maturing at the end of 2017 which is subject to time-based vesting thereafter.

(11)
Stock awards for Mr. Breslin in 2015 include the following: 2,314 shares of restricted stock awarded in respect of 2014 performance; one performance unit award consisting of 5,374 total target performance units maturing at the end of 2017 which is subject to time-based vesting thereafter.

(12)
Stock awards for Mr. Wilson in 2015 include the following: 5,490 shares of restricted stock awarded in respect of 2014 performance; one performance unit award consisting of 3,359 total target performance units maturing at the end of 2017 which is subject to time-based vesting thereafter.

Grants of Plan-Based Awards

The table below sets out the grants made to the named executive officers in 2015 under the Company's 2009 Stock Option and Incentive Plan.

Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
					Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)								Exercise or Base Price of Options Awards ($/Share) (k)	Grant Date Fair Value of Stock and Options Awards ($)(4) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mr. Naughton	2/12/2015	712,500	1,425,000	2,850,000
	2/26/2015				14,190	28,380	56,760				4,224,919
	4/06/2015				921	1,842	3,684				216,462

Mr. O'Shea	2/12/2015	412,500	825,000	1,650,000
	2/26/2015				2,183	4,366	8,732				649,966
	2/12/2015							1,037			179,805

Mr. Birenbaum	2/12/2015	457,500	915,000	1,830,000
	2/26/2015				2,687	5,374	10,748				800,025
	2/12/2015							1,704			295,457

Mr. Breslin	2/12/2015	506,250	1,012,500	2,025,000
	2/26/2015				2,687	5,374	10,748				800,025
	2/12/2015							2,314			401,224

Mr. Wilson	2/12/2015	465,000	930,000	1,860,000
	2/26/2015				1,680	3,359	6,718				500,047
	2/12/2015							5,490			951,911

(1)
The amounts shown in columns (c), (d) and (e) reflect the threshold, target and maximum payment levels for 2015 under our annual bonus plan, which were established on February 12, 2015. The annual bonus is paid in cash and restricted stock except in the case of

  Mr. Naughton for whom the annual bonus is paid in cash only. The actual cash bonuses received by each of the named executive officers for performance in 2014, paid in 2015, are set out in column (g) of the Summary Compensation Table.

(2)
The amounts shown in columns (f), (g) and (h) reflect the threshold, target and maximum number of performance units awarded in 2015 for the performance period 2015-2017 under the long-term incentive performance program. The grant date fair value of 2015-2017 awards is based on the closing price on the grant date of $166.23 for the operating metric portion of the award and the Monte Carlo value of $139.18 for the TSR metric portion of the award. Dividends are not paid on outstanding performance units. The April 6, 2015 grant of performance units represents the performance period of 2014 – 2016.

(3)
The number of shares of restricted stock shown in column (i) granted on February 12, 2015 represent the actual number of shares of restricted stock granted to the named executive officers, with respect to performance in 2014, and do not represent compensation for performance in 2015. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our Common Stock.

(4)
For the February 12, 2015 grants of restricted stock, the value was calculated based on the closing price of the Common Stock on the date of grant of $173.39.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
(a)		(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Mr. Naughton	2/8/2007	19,667	—	—	143.34	2/8/2017	—		—	—		—
	2/11/2008	26,005	—	—	86.40	2/11/2018	—		—	—		—
	2/11/2010	15,015	—	—	74.20	2/11/2020	—		—	—		—
	2/16/2011	16,683	—	—	115.83	2/16/2021	—		—	—		—
	2/16/2012	18,602	—	—	132.95	2/16/2022	1,615		297,370	—		—
	2/13/2013	19,028	9,514	—	130.23	2/13/2023	31,820	(7)	5,859,017	—		—
	3/13/2013	17,756	8,878	—	126.78	3/13/2023	4,228		778,502	—		—
	2/13/2014	—	—	—	—	—	3,396		625,305	—		—
	2/13/2014	—	—	—	—	—	1,542		283,928	—		—
	2/28/2014	—	—	—	—	—	10,060	(8)	1,852,348	48,460		8,922,940
	4/01/2014	—	—	—	—	—	510		93,906	—		—
	2/12/2015	—	—	—	—	—	28,965		5,333,325	—		—
	2/26/2015	—	—	—	—	—	—		—	56,760		10,451,219
	4/06/2015	—	—	—	—	—	—		—	3,684	(9)	678,335

Mr. O'Shea	2/16/2012	—	—	—	—	—	303		55,791	—		—
	2/13/2013	—	764	—	130.23	2/13/2023	4,005	(7)	737,441	—		—
	3/13/2013	—	4,439	—	126.78	3/13/2023	2,114		389,251	—		—
	2/13/2014	—	—	—	—	—	434		79,912	—		—
	2/13/2014	—	—	—	—	—	502		92,433	—		—
	2/28/2014	—	—	—	—	—	2,348	(8)	432,337	8,142		1,499,186
	4/01/2014	—	—	—	—	—	43		7,918	—		—
	2/12/2015	—	—	—	—	—	1,037		190,943	—		—
	2/12/2015	—	—	—	—	—	4,964		914,021	—		—
	2/26/2015	—	—	—	—	—	—		—	8,732		1,607,823

Mr. Birenbaum	2/13/2013	2,689	2,251	—	130.23	2/13/2023	4,817	(7)	886,955	—		—
	3/13/2013	362	1,682	—	126.78	3/13/2023	789		145,279	—		—
	2/13/2014	—	—	—	—	—	615		113,240	—		—
	2/13/2014	—	—	—	—	—	1,007		185,419	—		—
	2/28/2014	—	—	—	—	—	3,526	(8)	649,242	11,050		2,034,637
	4/01/2014	—	—	—	—	—	83		15,283	—		—
	2/12/2015	—	—	—	—	—	1,704		313,758	—		—
	2/12/2015	—	—	—	—	—	6,722		1,237,722	—		—
	2/26/2015	—	—	—	—	—	—		—	10,748		1,979,029

Mr. Breslin	2/8/2007	696	—	—	143.34	2/8/2017	—		—	—		—
	2/16/2012	752	—	—	132.95	2/16/2022	660		121,526	—		—
	2/13/2013	5,096	2,548	—	130.23	2/13/2023	5,117	(7)	942,193	—		—
	3/13/2013	1,063	3,363	—	126.78	3/13/2023	1,578		290,557	—		—
	2/13/2014	—	—	—	—	—	636		117,107	—		—
	2/13/2014	—	—	—	—	—	1,549		285,217	—		—
	2/28/2014	—	—	—	—	—	2,951	(8)	543,368	8,840		1,627,709
	4/01/2014	—	—	—	—	—	72		13,257	—		—
	2/12/2015	—	—	—	—	—	2,314		426,077	—		—
	2/12/2015	—	—	—	—	—	5,725		1,054,144	—		—
	2/26/2015	—	—	—	—	—	—		—	10,748		1,979,029

Mr. Wilson	2/16/2012	752	—	—	132.95	2/16/2022	519		95,563	—		—
	2/13/2013	—	2,413	—	130.23	2/13/2023	3,409	(7)	627,699	—		—
	2/13/2014	—	—	—	—	—	780		143,621	—		—
	2/13/2014	—	—	—	—	—	1,954		359,790	—		—
	2/28/2014	—	—	—	—	—	2,175	(8)	400,483	5,738		1,056,538
	4/01/2014	—	—	—	—	—	41		7,549	—		—
	2/12/2015	—	—	—	—	—	5,490		1,010,874	—		—
	2/12/2015	—	—	—	—	—	3,781		696,196	—		—
	2/26/2015	—	—	—	—	—	—		—	6,718		1,236,985

(1)
Stock options granted under the Company's 1994 Stock Incentive Plan and 2009 Stock Option and Incentive Plan become exercisable in three equal installments on the first, second and third anniversaries of the date of grant. All unvested options will automatically vest upon a termination without cause, or termination by death, disability or retirement, in which case the vested options has the remaining term of the option of 12 months or, if earlier, the expiration of the original ten year term of the option to be exercised.

(2)
Stock awards granted under the Company's 1994 Stock Incentive Plan and 2009 Stock Option and Incentive Plan prior to 2014 have been made in the form of Restricted Stock which vests 20% on the first day of the month following the grant, and the remaining 80% which vests over the next four years, with 20% vesting on March 1 of each year, subject to accelerated vesting in the case of termination of employment without cause, upon death, disability or retirement, or upon a change-in-control of the Company (as defined in the Plans), or forfeiture of unvested shares in the case of termination of employment for any other reason. In 2014, Annual Stock awards earned as a result of the annual and multiyear bonus plans were made in the form of restricted stock with a vesting schedule of 15% on March 1, 2014 and 42.5% on March 1 each year thereafter. Stock awards made in 2014 related to the integration of Archstone and stock awards made in 2015 vest in thirds starting on March 1, one year after the date of the grant. In addition, in the case of Mr. Naughton vesting of restricted stock will be accelerated under certain conditions, as described in his employment agreements with the Company. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our Common Stock. However, dividends are not payable on outstanding performance units.

(3)
The table below shows the vesting schedule for all unexercisable options as of December 31, 2015:

Vesting Schedule for Unexercisable Options

		Vesting Schedule
Name	Grant Date	2016

Mr. Naughton	2/13/2013	9,514
	3/13/2013	8,878

Mr. O'Shea	2/13/2013	764
	3/13/2013	4,439

Mr. Birenbaum	2/13/2013	2,251
	3/13/2013	1,682

Mr. Breslin	2/13/2013	2,548
	3/13/2013	3,363

Mr. Wilson	2/13/2013	2,413

(4)
The table below shows the vesting schedule for all unvested shares of restricted stock as of December 31, 2015:

Vesting Schedule for Unvested Restricted Stock

		Vesting Schedule
Name	Grant Date	2016	2017	2018

Mr. Naughton	2/16/2012	1,615	—	—
	2/13/2013	2,519	2,520	—
	3/13/2013	2,114	2,114	—
	2/13/2014	1,698	1,698	—
	2/13/2014	1,542	—	—
	4/01/2014	510	—	—
	2/12/2015	3,603	3,603	3,604
	2/12/2015	6,051	6,052	6,052

Mr. O'Shea	2/16/2012	303	—	—
	2/13/2013	202	203	—
	3/13/2013	1,057	1,057	—
	2/13/2014	217	217	—
	2/13/2014	502	—	—
	4/01/2014	43	—	—
	2/12/2015	345	346	346
	2/12/2015	813	814	814
	2/12/2015	841	841	841

Mr. Birenbaum	2/13/2013	490	—	—
	3/13/2013	394	395	—
	2/13/2014	307	308	—
	2/13/2014	1,007	—	—
	4/01/2014	83	—	—
	2/12/2015	568	568	568
	2/12/2015	1,263	1,263	1,263
	2/12/2015	977	978	978

Mr. Breslin	2/16/2012	660	—	—
	2/13/2013	675	675	—
	3/13/2013	789	789	—
	2/13/2014	318	318	—
	2/13/2014	1,549	—	—
	4/01/2014	72	—	—
	2/12/2015	771	771	772
	2/12/2015	1,057	1,057	1,057
	2/12/2015	851	851	852

Mr. Wilson	2/16/2012	519	—	—
	2/13/2013	639	639	—
	2/13/2014	390	390	—
	2/13/2014	1,954	—	—
	4/01/2014	41	—	—
	2/12/2015	288	288	289
	2/12/2015	1,541	1,542	1,542
	2/12/2015	779	779	779
	2/12/2015	481	481	482

(5)
Based on the closing price of the Common Stock as reported on the NYSE on December 31, 2015 of $184.13 per share.

(6)
The amounts in column (i) include performance unit awards at maximum maturing at the end of 2016, and 2017 which are subject to time-based vesting thereafter.

(7)
This amount includes shares of restricted stock from the annual bonus plan and earned units from the performance period 2013-2015 which converted to shares of restricted stock on February 14, 2016. The restricted shares granted February 14, 2016 will vest ratably over 3 years starting March 1, 2017.

(8)
This amount reflects the number of earned units for the performance period 2014-2015 which converted to shares of restricted stock on February 14, 2016. The restricted shares granted February 14, 2016 will vest ratably over 3 years starting March 1, 2017.

(9)
This amount reflects a performance unit award at maximum for the performance period 2014 - 2016.

Option Exercises and Stock Vested Table

The following table identifies the number of shares underlying options exercised during 2015 for each of the named executive officers, the value realized on such exercises, the number of shares of restricted stock that vested during 2015 for each such officer and the value of such shares on the date of vesting. The value realized upon exercise of the options is the product of (1) the closing price on the NYSE of our Common Stock on the date of exercise minus the exercise price multiplied by (2) the number of shares of Common Stock underlying the exercised options.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)

Mr. Naughton	116,724	9,873,992	11,629	1,957,626

Mr. O'Shea	5,932	230,889	2,524	424,890

Mr. Birenbaum	5,874	293,936	2,757	464,113

Mr. Breslin	11,789	432,223	4,582	771,334

Mr. Wilson	3,652	134,782	4,187	704,840

(1)
These shares of restricted stock vested on March 1, 2015. The closing price of our Common Stock, as reported on the NYSE for February 27, 2015 (business day preceding March 1 vesting) was $168.34 per share.

Nonqualified Deferred Compensation

Pursuant to our Deferred Compensation Plan, certain employees of the Company, including the named executive officers, may defer up to 25% of base annual salary and up to 50% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available investment funds. The table below shows the investment funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2015. Since the investment funds are all publicly available, we do not consider any of the earnings credited under the Deferred Compensation Plan to be "above market."

Name of Fund	2015 Rate of Return (%)

American Beacon Stephens Sm Cp Gr Inv	–5.08

American Funds EuroPacific Growth R4	–0.82

American Funds Fundamental Invs R4	3.35

Artisan Mid Cap Value Institutional	–9.68

Cohen & Steers Realty Shares	5.00

Columbia Dividend Opportunity Z	–2.38

Fidelity MMT Retirement Govt Mny Mkt II	0.02

Fidelity Spartan® 500 Index Advtg®	1.35

JPMorgan Large Cap Growth Select	7.61

MFS Value R3	–0.79

PIMCO Total Return Instl	0.73

T. Rowe Price Emerging Markets Stock	–11.49

T. Rowe Price Mid-Cap Growth Adv	6.28

T. Rowe Price Retirement 2005	–0.75

T. Rowe Price Retirement 2010	–0.76

T. Rowe Price Retirement 2015	–0.58

T. Rowe Price Retirement 2020	–0.31

T. Rowe Price Retirement 2025	–0.17

T. Rowe Price Retirement 2030	–0.02

T. Rowe Price Retirement 2035	0.13

T. Rowe Price Retirement 2040	0.17

T. Rowe Price Retirement 2045	0.17

T. Rowe Price Retirement 2050	0.19

T. Rowe Price Retirement 2055	0.18

T. Rowe Price Retirement Balanced	–0.74

Vanguard Total Bond Market Index Adm	0.40

Wells Fargo Growth Admin	2.70

Benefits under our Deferred Compensation Plan will be paid out on the earlier of (i) the employee's death or (ii) at the election of the employee, (a) the date six months, 66 months, or 126 months following termination of employment (depending upon the employee's properly made election), (b) in ten annual installments beginning in the seventh month following departure from the Company, or (c) in one lump sum (or four annual installments) on a specified date that is at least five years after the deferral year while the employee is still employed with the Company. Benefits may be paid out earlier in the event of an "Unforeseeable Financial Emergency" as determined by our Retirement Planning Committee (a committee of management designated by the Compensation Committee of the Board of Directors) in its sole discretion and in accordance with tax law requirements.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)	(e)	(f)

Mr. Naughton	960,985	—	198,888	—	5,329,231

Mr. O'Shea	—	—	—	—	—

Mr. Breslin	—	—	—	—	—

Mr. Birenbaum	—	—	—	—	—

Mr. Wilson	—	—	—	—	—

(1)
All contributions in column (b) are also included as compensation to the named executive officers in the Salary column of the Summary Compensation Table.

Potential Payments Upon Termination or Sale Event

The summaries of agreements below are qualified in their entirety by reference to the complete agreements which have been included as exhibits to the Company's SEC filings.

As of December 31, 2015, only Mr. Naughton had an employment agreement with the Company that provided certain severance benefits. The agreement expired on January 1, 2016 and he is covered by the Officer Severance Plan, which provides severance benefits in the event of a sale of the Company. Effective January 1, 2016, the Company is no longer party to employment agreements with any executive officers.

Officer Severance Plan for Sale Events

We have adopted an Officer Severance Plan for Sale Events for the benefit of officers who do not have employment agreements. Under this program, in the event an officer who is not otherwise covered by a severance arrangement is terminated (other than for cause) in connection with or within 24 months of a sale of the Company (as defined), such officer will generally receive a multiple of his Covered Compensation (defined as the sum of his annual base salary plus the average of his last two annual cash bonuses as of the termination date) depending on the officer's title:

for the Chief Executive Officer, the multiple is three times, for the Chief Financial Officer or an Executive Vice President, the multiple is two times, and for other officers the multiple is one times. The terminated officer would also receive (i) a cash payment representing the pro rata value of his annual bonus and long term incentive award for the portion of the year worked, valued at target, (ii) accelerated vesting of the officer's unvested restricted stock and options, and (iii) payment of COBRA insurance premiums for up to 18 months.

Other Severance Arrangements

Our agreements with our directors and officers governing compensatory stock option and restricted stock awards provide for immediate vesting (and, in the case of stock options, immediate exercisability for one year) if a sale of the Company occurs. Note that effective February 11, 2016, the Company adopted "double trigger" vesting of restricted stock and stock options in the event a sale of the Company happens (see Form 8-K filed on February 16, 2016 for related plan documents) for awards made in 2016 and onwards.

In addition, upon death, disability, termination without cause, or the retirement of an employee (as defined in the award agreements under the Stock Incentive Plans), (a) all of such employee's options shall automatically become fully exercisable and (absent a specific agreement providing otherwise) shall be exercisable for one year thereafter and (b) all of such employee's restricted shares of stock shall automatically vest. Retirement of an employee as defined in the award agreements under the Plan generally means the termination of employment, other than for cause, when the sum of the following equals or exceeds 70 years: (i) the number of full months (converted to years) of employment and other business relationships with the Company and any predecessor company (must be at least 120 months) and (ii) the employee's age on the date of termination (must be at least 50 years old). To qualify for retirement, the employee must also give six months' prior written notice to the Company of his intention to retire and enter into a one year non-solicitation and non-competition agreement with us.

Under this formula, Messrs. Naughton and Wilson are currently eligible for retirement, and Messrs. O'Shea, Birenbaum, and Breslin will become eligible for retirement in October 2019, June 2019, and December 2019, respectively.

Our multiyear performance awards under which restricted stock units are awarded and may be earned at the end of a performance period are not subject to the terms described above, but any restricted stock or options that are granted in settlement of units once a performance period is complete are subject to these terms. For performance awards with performance periods beginning before January 1, 2015, in the event a participant's employment terminates for any reason prior to the completion of a performance period, whether with or without cause, or by reason of death or disability or voluntary departure or retirement, the participant forfeits all units with respect to that performance period. For performance awards with performance periods beginning on or after January 1, 2015, following one full year of employment during the Performance Period, a pro rata portion of the award will be paid at the end of the performance period based on actual achievement if there is a separation of employment due to death, disability, retirement, or a termination without cause at a time when the age and service requirements for retirement eligibility are met. If a sale of the Company occurs during a performance period, then, (A) for performance awards with performance periods beginning before January 1, 2016, (i) if there is more than 12 months remaining in the performance period, all units with respect to that performance period are forfeited (unless the successor makes other arrangements for their continuation), and (ii) if there is less than 12 months remaining in the performance period, the performance period is deemed complete on the date of sale and achievement against the performance metrics is measured through the date of sale, with no proration on account of the shortened performance period and with vested stock (or options) issued in settlement of any units earned, and (B) for performance awards with performance periods beginning on or after January 1, 2016, all outstanding performance awards vest at their target number of units and restricted stock (and options) are issued for such number of units but subject to the three year time based vesting described above for compensatory restricted stock and stock option awards.

Mr. Naughton's Expired Employment Agreement

Mr. Naughton's employment agreement expired on December 31, 2015. The agreement provided severance benefits in the event that he was terminated without cause, if his title was reduced to below that of Chief Executive Officer, or if he did not report directly to the full Board of Directors. The employment agreement also stated that it would be considered a default if the Company took bad faith actions with respect to Mr. Naughton's annual compensation and bonus awards, which bad faith could be demonstrated by reference to the awards set for and awarded other officers. Mr. Naughton was required to provide the Company with notice of an alleged default and also the opportunity to cure. In the event a default was not cured, he was entitled to terminate his employment and receive the same level of severance as in a termination without cause.

Under the employment agreement and upon termination of Mr. Naughton's employment without cause or upon the occurrence of the other triggering events described above, Mr. Naughton was entitled to two times (three times if the termination was in connection with a sale of the Company) his "Covered Compensation," which was defined as the sum of his annual base salary plus the average of his last two annual cash bonuses as of the termination date. Mr. Naughton would have also received a cash payment representing the pro rata value of his annual stock and cash bonus for the portion of the year worked, valued at target. Mr. Naughton's unvested restricted stock and stock options would also vest. Severance benefits upon a sale of the Company were based on a "double trigger," i.e., Mr. Naughton would have to be terminated without cause, as described above, following the sale in order for severance benefits to be triggered under the agreements.

The employment agreement did not provide for a tax gross up if an excise tax was imposed on the severance benefits under Section 4999 of the Internal Revenue Code of 1986, as amended (the "golden parachute tax"), but if Mr. Naughton opted for reduced severance benefits to avoid the golden parachute tax effect, then the benefits would be reduced accordingly. The employment agreement did not provide for additional perquisites.

To receive severance benefits under the employment agreements, Mr. Naughton was required to enter into a separation and release agreement with the Company containing general release, confidentiality, return of property, mutual non-disparagement and a one-year employee non-solicitation provision.

Endorsement Split Dollar Agreements

The Company owns a whole-life insurance policy with respect to Mr. Naughton in the amount of $1,500,000. The Company has endorsed this

Company-owned policy such that in the event of the death of the insured, the Company will be paid insurance proceeds equal to the cumulative premiums paid on the policy by the Company, with excess insurance proceeds, if any, being paid to the insured's estate or named beneficiary. The Company has agreed to (i) pay the premiums due on the policy through 2017 (provided that the insured pays a portion of the premium equal to the current term rate for the insured's age multiplied by the insured's current interest in the policy), (ii) after the last Company payment, withdraw cash from the policy equal to the cumulative premiums paid and (iii) thereafter assign the policy to the insured. The Company will cease making premium payments, and will withdraw an amount from the cash surrender value of the policy equal to the lesser of the cumulative premiums or the cash surrender value, in the event of the insured's termination for cause or voluntary resignation without a constructive termination. In such case the policy will be reduced to a fully paid-up whole-life insurance policy.

Severance Benefits

The tables below, together with the footnotes thereto and the additional information below, reflect the payments and benefits that the named executive officers would receive in the event of their termination of employment with the Company on December 31, 2015, under the indicated circumstances. In the case of Mr. Naughton, the following are the amounts he would have received under his prior employment agreement, which has now expired.

Timothy J. Naughton, Chairman, Chief Executive Officer and President

Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)

A Severance (Cash)	—	6,438,328 (1)	—	8,944,992 (2)

B Life Insurance	39,325 (3)	39,325 (3)	(4)	39,325 (3)

Kevin P. O'Shea, Chief Financial Officer

Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)

A Severance (Cash)	—	—	—	1,832,120 (5)

B Life Insurance	—	—	—	—

Matthew H. Birenbaum, Chief Investment Officer

Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)

A Severance (Cash)	—	—	—	1,932,028 (5)

B Life Insurance	—	—	—	—

Sean J. Breslin, Chief Operating Officer

Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)

A Severance (Cash)	—	—	—	1,948,408 (5)

B Life Insurance	—	—	—	—

Stephen Wilson, Executive Vice President

Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)

A Severance (Cash)	—	—	—	1,907,326 (5)

B Life Insurance	—	—	—	—

Footnotes for all tables above:

(1)
In accordance with the terms of his employment agreement, which expired December 31, 2015, represents two times Covered Compensation for Mr. Naughton, plus a pro rata portion of the target value of his annual bonus for the portion of the year worked.

(2)
In accordance with the terms of his employment agreement, which expired December 31, 2015, represents three times Covered Compensation for Mr. Naughton, plus a pro rata portion of the target value of his annual bonus for the portion of the year worked.

(3)
Represents the cash surrender value of the policy less the total aggregate premiums paid by the Company. The Company will recover its premiums in the future.

(4)
Upon death, (i) the officer's estate will receive a death benefit under a life insurance policy owned by the Company in the amount of $1.5 million with respect to Mr. Naughton and (ii) the Company will receive repayment of all premiums paid by the Company.

(5)
In accordance with the terms of the Company's Officer Severance Plan, represents two times Covered Compensation (base salary and the average of the prior two year's cash bonuses) for Messrs. O'Shea, Birenbaum, Breslin and Wilson.

The following benefits, as of December 31, 2015, apply generally to all similarly situated employees and are not included in the tables above:

•
Upon a termination of any employee's employment without cause or upon death, disability or retirement of the employee (as defined in the 2009 Plan):

•
The full value of the shares of restricted stock for which vesting would accelerate, upon a termination on December 31, 2015, for each of the named executive officers based on a closing price of $184.13 on December 31, 2015 is: Mr. Naughton—$8,340,168; Mr. O'Shea—$1,804,842; Mr. Birenbaum—$2,100,923; Mr. Breslin—$2,556,461; and Mr. Wilson—$2,548,912.

•
The full in-the-money value of unvested options for which vesting would accelerate, upon a termination on December 31, 2015, for each of the named executive officers is: Mr. Naughton—$1,021,958; Mr. O'Shea—$295,756; Mr. Birenbaum—$217,792; Mr. Breslin—$330,205; and Mr. Wilson—$130,061.

  •
  For a "qualifying termination" after the first year of a performance period (death, disability, retirement, or termination without cause at a time when the age and service requirements for retirement have been met), a pro-rata portion of the performance awards with performance periods beginning after January 1, 2015 will vest based on actual time worked at the Company, and the award shall be earned and paid at the end of the performance period based on actual achievement. As of December 31, 2015, the estimated value of the pro rated 2015-2017 performance awards that would be earned for a qualifying termination at December 31, 2015, based on a closing price on such day of $184.13 and assuming target performance is achieved at the end of the performance period is: Mr. Naughton—$1,741,870; Mr. O'Shea—$267,909; Mr. Birenbaum—$329,777; Mr. Breslin—$329,777; and Mr. Wilson—$206,226. Performance awards for the 2014 - 2016 performance period would be forfeited.

•
Upon a sale of the Company (as defined in the 2009 Plan), the following would apply to outstanding equity awards granted prior to February 2016:

•
All unvested restricted stock and stock options held by an employee will immediately vest. The estimated values of the accelerated restricted stock and stock options have the same values as described above in the case of a termination of employment without cause or upon death, disability or retirement of the employee (as defined in the 2009 Plan).

•
The value of stock issued in settlement of performance units earned for performance periods completed on December 31, 2015 or with less than 12 months remaining at the time of the sale event (i.e., 2013 - 2015, 2014 - 2015, 2014 - 2016 performance periods), for which vesting would accelerate upon a sale of the Company on December 31, 2015 for each of the named executive officers is: Mr. Naughton—$11,584,171; Mr. O'Shea—$1,844,798; Mr. Birenbaum—$2,463,291; Mr. Breslin—$2,050,840; and Mr. Wilson—$1,321,133, based in each case on a closing price on the NYSE of $184.13 on December 31, 2015 and based on actual achievement for awards whose performance periods ended on December 31, 2015 and assuming target performance is achieved at the end of the performance period for other awards.

•
Upon a termination of any employee's employment due to retirement, in addition to the effects on outstanding restricted stock and performance awards described above, the employee will receive the following:

•
For six months, the Company will pay the employee's premium due for insurance benefits extended under COBRA.

•
Pro-rated annual bonus (cash and stock) paid in cash.

•
The employee may choose a gift from an on-line catalogue of retirement gifts.

To receive retirement benefits, the officer must give six months' prior written notice to the Company of his intention to retire and enter into a one year non-solicitation and non-competition agreement.

Director Compensation and Director Stock Ownership Guidelines

A director of the Company who is also an employee receives no additional compensation for his services as a director. Our Board and Nominating and Governance Committee periodically assess the total compensation for non-employee directors relative to the compensation provided by similarly sized real estate investment trusts, by our multi-family peer group, and by a group of cross-industry similarly sized companies.

On the fifth business day following each annual meeting of stockholders, each of our non-employee directors automatically receives a grant of a number of shares of restricted stock (or a deferred stock award in lieu thereof) equal to $130,000 divided by the closing price of Common Stock as reported by the NYSE on the date of grant. Based on this formula, following the 2015 Annual Meeting, each non-employee director received a restricted stock or deferred stock grant of 781 shares of Common Stock. Mr. Brown received a prorated award on January 30, 2015 of 277 shares for his service as a non-employee director from January 1, 2015 through the 2016 Annual Meeting. All of such shares of restricted stock (or deferred stock awards) granted to non-employee directors vest in four quarterly installments over a one year period, subject to accelerated vesting upon departure from the Board except in the case of a voluntary departure by the director during his elected term that is not due to death or disability, or the director's removal for cause. If a director elected to receive a deferred stock award in lieu of restricted stock, then the director will receive shares of stock in respect of the vested portion of the deferred stock award within 30 days following termination of service as a director of the Company.

In addition, during 2015 non-employee directors received an annual cash retainer of $60,000 paid in four quarterly installments of $15,000 each. Following the 2016 Annual Meeting, the annual cash retainer will be increased to $70,000 with quarterly installments of $17,500. In addition to such annual cash retainer, non-employee directors who serve as the chairperson of the Audit, Compensation, Investment & Finance or Nominating and Governance Committees received additional cash compensation of $10,000 per year, payable in four installments of $2,500 each (or a deferred stock award in lieu of cash).

In consideration for serving as Lead Independent Director for a portion of 2015, each of Mr. Primis and Mr. Sarles received, in addition to the compensation described above, $12,500 (based on an annual fee of $25,000 for the Lead Independent Director position), payable in equal installments of $6,250.

Under the Company's Corporate Governance Guidelines, non-employee directors are generally required to hold shares having a value that equals or exceeds five times the annual cash retainer paid to non-employee directors. Directors have five years from the date of such amendment (or, if later, five years from the commencement of their service as a director) to comply with such requirement.

The following table sets forth the compensation for service as a director of the Company received by each non-employee director in 2015, as recognized for financial reporting purposes.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Glyn F. Aeppel	65,000	130,037	—	—	—	—	195,037

Terry S. Brown	—	232,815	—	—	—	—	232,815

Alan B. Buckelew	65,000	130,037	—	—	—	—	195,037

Bruce A. Choate(3)	30,000	0	—	—	—	—	30,000

Ronald Havner, Jr	—	190,116	—	—	—	—	190,116

John J. Healy, Jr	—	190,116	—	—	—	—	190,116

Lance R. Primis	82,500	130,037	—	—	—	—	212,537

Peter S. Rummell	65,000	130,037	—	—	—	—	195,037

H. Jay Sarles	77,500	130,037	—	—	—	—	207,537

W. Edward Walter	70,000	130,037	—	—	—	—	200,037

(1)
For Mr. Primis and Mr. Sarles, this includes $12,500 paid in 2015 for their service as Lead Independent Director during 2015. For Ms. Aeppel and Messrs. Buckelew, Primis, Rummell, Sarles, and Walter, this includes payment for service as Committee Chairperson.

(2)
The amounts in column (c) reflect the grant date fair value of the shares of restricted stock or deferred stock granted to each Director on May 29, 2015 equal to $130,000 divided by $166.50, the closing price of Common Stock as reported by the NYSE on the date of grant. For Mr. Brown, the amount also includes the grant date fair value of the prorated grant of deferred stock granted on January 30, 2015 equal to $47,945 divided by $172.99, the closing price on the date of grant. Stock award amounts also include Mr. Brown's, Mr. Havner's, and Mr. Healy's elections to receive deferred units in lieu of cash payments totaling $54,860, $60,079, and $60,079, respectively.

(3)
Mr. Choate retired from the Board of Directors on May 21, 2015.

V. Officers, Stock Ownership And Other Information

Executive and Senior Officers

The following biographical descriptions set forth information with respect to each officer who is at the executive vice president level or above or who is subject to reporting under Section 16 of the Exchange Act. based on information furnished to the Company by each officer. There is no family relationship between any director, nominee, or executive officer of the Company. Officers of the Company are elected annually at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer holds office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal in the manner provided in the Company's Bylaws.

The Board of Directors has determined that Messrs. Naughton, O'Shea, Birenbaum, Breslin, Horey, McLaughlin, Schulman, and Wilson, and Ms. Shea are executive officers of the Company within the meaning of Rules 3b-7 and 16a-1(f) of the Exchange Act.

Timothy J. Naughton, 54, is the Company's Chairman of the Board, Chief Executive Officer and President and has been a director of the Company since September 2005. He has served as Chairman of the Board since May 2013, as Chief Executive Officer since January 2012, and as President since February 2005. Previously, Mr. Naughton's prior roles included serving as the Company's Chief Operating Officer, Chief Investment Officer, and Regional Vice President—Development and Acquisitions. Mr. Naughton has been with the Company and its predecessors since 1989. Mr. Naughton has served as a director of Welltower Inc., a publicly traded investor in healthcare real estate, since December 2013, serves as an officer (First Vice Chair) of the National Association of Real Estate Investment Trusts ("NAREIT"), is a member of The Real Estate Round Table, is a member and past chairman of the Multifamily Council of the Urban Land Institute ("ULI"), and is a member of the Real Estate Forum. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.

Kevin P. O'Shea, 50, has been the Company's Chief Financial Officer since June 2014. Prior to that he was Executive Vice President—Capital Markets, from January 2013 to May 2014 and Senior Vice President—Investment Management after joining the Company in July 2003 until January 2013. Prior to joining the Company, Mr. O'Shea was an Executive Director at UBS Investment Bank, where his experience included real estate investment banking. Earlier in his career, Mr. O'Shea practiced commercial real estate and banking law as an attorney. Mr. O'Shea received his Masters Degree in Business Administration from Harvard Business School, his J.D. from Southern Methodist University and his undergraduate degree from Boston College. Mr. O'Shea serves as a Trustee of Urban Edge Properties, where he serves as the Chair of the Audit Committee.

Matthew H. Birenbaum, 50, became the Company's Chief Investment Officer in January 2015. He is responsible for the Company's investment strategy and oversees the Investments, Design, Sustainability/Corporate Responsibility and Market Research functions. Before assuming his current position, he was the Company's Executive Vice President—Corporate Strategy, a position he held from October 2011 until January 2015. Prior to joining the Company in October 2011, Mr. Birenbaum was the founding principal of Abbey Road Property Group, LLC, a multi-family development and investment firm based in Arlington, Virginia since 2006 and before that a Senior Vice President at EYA (formerly Eakin/Youngentob Associates). Prior to joining EYA in 2003, Mr. Birenbaum was a Regional Vice President of Development with the Company. Mr. Birenbaum received his Bachelor of Arts from Brown University, where he graduated Phi Beta Kappa, and his Masters Degree from The Kellogg Graduate School of Management at Northwestern University, where he graduated with honors. He is an active member of ULI and is certified LEED-AP, and serves on the Board of the Arlington Partnership for Affordable Housing (APAH).

Sean J. Breslin, 49, is the Company's Chief Operating Officer, a position he has held since January 2015, with responsibility for the Company's operating platform, including Property Operations, Asset Management, Engineering, Redevelopment, and Marketing and Brand Strategy. He was previously the Company's Executive Vice President—Investments and Asset Management since April 2012 with overall responsibility for the Company's investment and operating platforms, including property operations, asset management and redevelopment, and investment activity, including acquisition and dispositions. Mr. Breslin was responsible for the Company's investment and redevelopment platforms during 2010-2011, and was the Senior Vice President—Redevelopment and Asset Management beginning in 2008, and Senior Vice President—Investments from 2006 through 2007. Prior to joining the Company in 2002, Mr. Breslin was the Chief Operating Officer of CWS Capital Partners. He received his Bachelors Degree from California State University, Long Beach and his Masters of Business Administration from the University of Texas. Mr. Breslin is a member of the Executive Committee of NMHC and is past Chair of ULI's Multifamily Council. He is also a member of the Executive Committee of the Real Estate Finance & Investment Center at the University of Texas at Austin.

Michael M. Feigin, 55, is the Company's Chief Construction Officer. Prior to joining the Company in June 2014, he was Corporate Vice President Global Procurement and Travel for AECOM, an engineering and construction services company, from May 2012 to May 2014. Before that he was SVP Corporate Operations at AECOM from January 2012 to May 2012, SVP General Counsel at Weeks Marine from May to August 2011 and Managing Director for Navigant Consulting from September 2010 to May 2011, working with clients to manage risk in their organizations. Prior to that, from September 2006 to December 2009 he was Global Construction Industry Practice Leader for Marsh, an insurance broker and risk advisor. From October 2005 to September 2006, Mr. Feigin served as Executive Vice President and Chief Administration Officer of Bovis Lend Lease Holdings, Inc. (now Lend Lease Americas) where he was responsible for commercial risk management and deal approval, legal, insurance and bonding, human resources, information technology and corporate affairs. Mr. Feigin earned his BA from Yale University and his JD from Brooklyn Law School.

Leo S. Horey, 53, is the Company's Chief Administrative Officer. He has held this title since April 2012 and was Executive Vice President—Property Operations prior to that from January 2004. Mr. Horey joined a predecessor of the Company in 1990. Mr. Horey received his Masters of Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill, where he was a Richard H. Jenrette Fellow and currently serves on the Board of Visitors and the Advisory Board for the Wood Center for Real Estate Studies. He also holds a Bachelor of Science degree in Computer Science and Economics from Duke University. Mr. Horey is a member of the Executive Committee of NMHC.

William M. McLaughlin, 51, is the Company's Executive Vice President—Development, with responsibility for all of the Company's development activity in the Northeast, including New England, New York and New Jersey. He was Executive Vice President—Development and Construction from February 2010 until 2014 and prior to that was Senior Vice President—Development & Construction since 2009. He has been with the Company or its predecessors since 1994.

Edward M. Schulman, 53, is the Company's Executive Vice President—General Counsel and Secretary. Mr. Schulman joined the Company in February 1999 and has served as General Counsel since that time. Prior to joining the Company he was a corporate and securities law partner at Goodwin Procter LLP. Mr. Schulman is a magna cum laude graduate of Harvard Law School and received his undergraduate degree in economics from Princeton University, where he graduated with high honors and was elected to Phi Beta Kappa.

Stephen W. Wilson, 59, is the Company's Executive Vice President—Development, with responsibility for all development activities for the West Coast, including Northern California, Southern California and the Pacific Northwest, as well as the Mid-Atlantic region. He was Executive Vice President—Development and Construction from February 2010 until 2014, and prior to that was Senior Vice President—Development & Construction for the West Coast and Mid-Atlantic. Prior to joining the Company in 1998, Mr. Wilson was a Senior Vice President and Chief Operating Officer for SU Development, Inc. of Bellevue, Washington and Senior Vice President of Continental Pacific, Inc. of Bellevue, Washington.

Mr. Wilson received his B.A. in Business Administration (Accounting) from Washington State University. He is a member of ULI, former chair of the ULI Transit Oriented Development Council, a member of The American Institute of Certified Public Accountants, and on the Board of Directors of the Housing Industry Foundation.

Keri A. Shea, 46, has been the Company's Senior Vice President—Finance & Treasurer since 2013, and since 2009 has also been designated as the

Company's principal accounting officer. Ms. Shea joined the Company in 2002 as Assistant Corporate Controller and was promoted to Corporate Controller in 2005 and Vice President in 2006. Prior to joining the Company, she served as the Corporate Controller for two start-up technology companies in the Washington, D.C. area. Prior to that, Ms. Shea was with Arthur Andersen LLP for eight years. She is a certified public accountant and has a B.B.A. in Accounting from the College of William & Mary.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock, as of March 7, as to (i) each person or entity who is known by the Company to have beneficially owned more than 5% of the Common Stock; (ii) each of the Company's directors and Nominees; (iii) each of the Named Executive Officers; and (iv) all directors and executive officers as a group, based on representations of officers and directors of the Company and filings through March 2016 received by the Company on Schedule 13G under the Exchange Act. All such information was provided by the stockholders listed and reflects their beneficial ownership known by the Company. All percentages have been calculated as of March 7, 2016 and are based upon 137,162,449 shares of Common Stock outstanding at the close of business on such date (unless otherwise indicated).

Name and Business Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent of Class (%)
Glyn F. Aeppel	2,755	(3)	*

Matthew H. Birenbaum	38,610	(4)	*

Sean J. Breslin	45,742	(5)	*

Terry Brown	1,494	(6)	*

Alan B. Buckelew	4,154		*

Ronald Havner, Jr.	1,906	(7)	*

John J. Healy, Jr.	43,944	(8)	*

Timothy J. Naughton	299,906	(9)	*

Kevin O'Shea	20,264	(10)	*

Lance R. Primis	16,093		*

Peter S. Rummell	10,070	(11)	*

H. Jay Sarles	18,684		*

W. Edward Walter	8,797	(12)	*

Stephen Wilson	34,492	(13)	*

All current directors and executive officers as a group (18 persons)	722,840	(14)	0.53

The Vanguard Group, Inc.100 Vanguard Blvd., Malvern, PA 19355 (includes 6.99% held by Vanguard Specialized Funds-Vanguard REIT Index Fund)	19,883,494	(15)	14.52

BlackRock, Inc.40 East 52nd Street, New York, NY 10022	13,244,085	(16)	9.7

State Street Corporation, State Street Financial Center, One Lincoln Street, Boston MA 02111	7,814,673	(17)	5.7

*
Less than one percent

(1)
The address for all directors and executive officers is AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203.

(2)
Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.

(3)
Includes 2,755 shares issuable in the future under deferred stock awards granted to Ms. Aeppel in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(4)
Includes 6,984 shares issuable upon the exercise of stock options within 60 days after March 7, 2016.

(5)
Includes 13,518 shares issuable upon the exercise of stock options within 60 days after March 7, 2016.

(6)
Includes 1,494 shares issuable in the future under deferred stock awards granted to Mr. Brown in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(7)
Includes 1,906 shares issuable in the future under deferred stock awards granted to Mr. Havner in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(8)
Includes 43,944 shares issuable in the future under deferred stock awards granted to Mr. Healy in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(9)
Includes 151,148 shares issuable upon the exercise of stock options within 60 days after March 7, 2016.

(10)
Includes 5,203 shares issuable upon the exercise of stock options within 60 days after March 7, 2016.

(11)
Includes 1,659 shares issuable in the future under deferred stock awards granted to Mr. Rummell in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(12)
Includes 3,335 shares issuable in the future under deferred stock awards granted to Mr. Walter in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(13)
Includes 3,165 shares issuable upon the exercise of stock options within 60 days after March 7, 2016.

(14)
Includes (i) 223,488 shares issuable upon the exercise of stock options and (ii) 55,094 shares issuable in the future under deferred stock awards.

(15)
The number of shares reported is based on a Schedule 13G/A filed on February 10, 2016, reporting beneficial ownership as of December 31, 2015. The schedule 13G/A indicates that the reporting entity holds sole voting power with respect to 456,095 shares, shared voting power with respect to 117,137 shares, sole dispositive power with respect to 19,503,025 shares, and shared dispositive power with respect to 380,469 shares. The number of shares included reported held by Vanguard Specialized Funds-Vanguard REIT Fund (9,573,858) is based on Schedule 13G/A filed with the SEC on February 9, 2016 reporting beneficial ownership as of December 31, 2015. The Schedule 13G/A also reports that the reporting entity holds sole voting power with respect to all such reported shares.

(16)
The number of shares reported is based on a Schedule 13G/A filed on January 25, 2016, reporting beneficial ownership as of December 31, 2015. The Schedule 13G/A indicates that the reporting person has sole voting power with respect to 12,001,616 shares and sole dispositive power with respect to all reported shares.

(17)
The number of shares reported is based on a Schedule 13G/A filed February 12, 2016, reporting beneficial ownership as of December 31, 2015. The schedule 13G/A indicates that the reporting entity holds shared voting power and shared dispositive power with respect to all reported shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires persons who are officers of the Company as defined by Section 16, directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders") to file reports of ownership and changes in ownership with the SEC and one national securities exchange on which such securities are registered. In accordance with Rule 16a-3(c) under the Exchange Act, the Company has designated the NYSE as the national securities exchange with which reports pursuant to Section 16(a) of the Exchange Act need to be filed. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2015, all filing requirements applicable to the Insiders were timely satisfied

VI. Other Matters

Solicitation of Proxies

The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Nominations for Directors and Proposals for Annual Meetings

Stockholder Proposals for our Proxy Statement. Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2017 Annual Meeting of Stockholders must be received by the Company by December 9, 2016. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy. Any such proposal and the supporting documentation should be mailed to: AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203, Attention: Secretary.

Proxy Access Director Nominations. In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at the Company's 2017 annual meeting pursuant to the proxy access provision of our Bylaws, notice of such nomination and all other supporting documentation required by the Company's Bylaws must be received by the Company within the time periods described below. In addition, our Bylaws require an eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates.

Matters to be Considered at Annual Meetings. In accordance with our Bylaws, as currently in effect, for a stockholder to nominate a director or for a proposal of a stockholder to be presented at the Company's 2017 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Exchange Act or pursuant to the proxy access provision of our Bylaws, a stockholder's notice must be received by the Company within the time periods described below.

Time Periods and Address for Proxy Access and Other Stockholder Nominations and Proposals. In order to be eligible under the provisions of our Bylaws governing (A) proxy access director nominations and (B) other director nominations and proposed matters to be presented at an annual meeting, our Bylaws require that proper notice of such nomination(s) or business matters, together with all supporting documentation required by our Bylaws, must be delivered to, or mailed and received at our principal executive office, which is currently, AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203, Attention: Secretary, (A) not prior to November 9, 2016 nor later than 5:00 p.m., Eastern Time, on December 9, 2016 or (B) in the event that the date of the 2017 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from May 19, 2017, (i) not earlier than the 150th day prior to the date of that meeting, and (ii) not later than 5:00 p.m., Eastern Time, on the later of (x) the 120th day prior to the date of that meeting or (y) the 10th day following the day on which public announcement of such annual meeting is first made. You may contact the Company's Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Please take a moment now to authorize a proxy to vote these shares of AvalonBay Communities, Inc. common stock at the 2016 Annual Meeting of Stockholders.

YOU CAN AUTHORIZE A PROXY TO VOTE THESE SHARES TODAY IN ONE OF THREE WAYS:

BY INTERNET—*www.proxyvote.com*
Use the Internet to authorize your proxy and transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by AvalonBay Communities, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize your proxy using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BY PHONE - 1-800-690-6903
Use any touch-tone telephone to authorize your proxy and transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AvalonBay Communities, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you authorize a proxy to vote these shares by Internet or telephone you do NOT need to mail this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04343-P75428 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AVALONBAY COMMUNITIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.

	For All	Withhold All	For All Except
1. To elect the following nine individuals to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are elected and qualify:	☐	☐	☐

01) Glyn F. Aeppel
02) Terry S. Brown
03) Alan B. Buckelew
04) Ronald L. Havner, Jr.
05) Timothy J. Naughton
06) Lance R. Primis
07) Peter S. Rummell
08) H. Jay Sarles
09) W. Edward Walter

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2016.	☐	☐	☐
3. To adopt a resolution approving, on a non-binding advisory basis, the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the proxy statement.	☐	☐	☐

In addition, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

If you authorize a proxy by mail, you must date, sign and return this card in order for these shares to be voted.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name appears on this card and date. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give your full title. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owner) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

E04344-P75428

AVALONBAY COMMUNITIES, INC.
2016 ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 2016, 8:00 A.M. LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY

The undersigned stockholder of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), hereby appoints Timothy J. Naughton and Kevin P. O'Shea, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the offices of the Company, Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203 on May 19, 2016, 8:00 a.m. local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON.

SEE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

SEE REVERSE SIDE